UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE PHOENIX COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
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(4) Date Filed:

April 2, 2015

Dear Shareholder:

You are cordially invited to attend the 2015 Annual Meeting of Shareholders on Thursday, May 14, 2015 at 10 a.m.,
Eastern time, at our offices at One American Row, Hartford, Connecticut. This is a return to more traditional timing for our Annual Meeting after delays in producing our SEC filings pushed our last meeting to November 2014.

The Proxy Statement that accompanies this letter provides information about the business to be conducted at the
2015 Annual Meeting. We also will report on the progress of the Company and answer your questions.

In 2014, Phoenix dealt with a mix of challenges and positive developments. We had a large net loss for 2014, driven primarily by the impact of prolonged low and declining interest rates and expenses related to restatement and SEC reporting catch up work. At the same time, we made meaningful headway on our business objectives, including sales of fixed indexed annuities and growing Saybrus Partners’ third party distribution business. The Company remains financially sound with solid business fundamentals, and we are focused on positioning it for sustainable growth that will enhance the value of your investment.

Your continued involvement is important to us at Phoenix, and we want to make sure your shares are represented at the 2015 Annual Meeting. Keep in mind if you have a brokerage account, New York Stock Exchange regulations allow your broker only limited authority to vote without instructions from you. We encourage you to vote via the
Internet, telephone or by completing your proxy card as promptly as possible, no matter how you hold your shares, and whether or not you plan to attend the 2015 Annual Meeting.

Thanks again for your support.

Yours truly,

John H. Forsgren	James D. Wehr
Chairman of the Board	President and Chief Executive Officer

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

Notice of 2015 Annual Meeting of Shareholders

Thursday, May 14, 2015 at 10 a.m. Eastern time
The Phoenix Companies, Inc., One American Row, Hartford, CT

The 2015 Annual Meeting of Shareholders of The Phoenix Companies, Inc. (the “Company”) will be held at 10 a.m. Eastern time on Thursday, May 14, 2015, at the offices of The Phoenix Companies, Inc., One American Row, Hartford, CT for the following purposes:

1.	To elect three members of the Board of Directors;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015;

3.	To consider and approve, on a nonbinding, advisory basis, the compensation of the Company’s named executive officers or NEOs as disclosed in this Proxy Statement; and

4.	To act upon any other business that may properly come before the 2015 Annual Meeting or any postponements or adjournments thereof.

Only shareholders of the Company at the close of business on March 20, 2015, the record date, are entitled to notice of, and to vote at, the 2015 Annual Meeting. For instructions on voting, please refer to the notice you received in the mail or, if you requested a hard copy of the Proxy Statement, on your enclosed proxy card. The Notice of Internet Availability of Proxy Materials is being mailed to shareholders on April 2, 2015.

By order of the Board of Directors,

John T. Mulrain
Corporate Secretary

April 2, 2015

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Cautionary Statement Regarding Forward-Looking Statements

This Proxy Statement may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to trends in, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, and often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us.  They are not guarantees of future performance.  Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties.  A detailed discussion of risks and uncertainties that may impact our business, financial condition or results of operations, or which may cause actual results to differ from such forward-looking statements is included in our Annual Report on Form 10-K and available on our web site at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this Proxy Statement, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.

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PROXY SUMMARY

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Annual Meeting of Shareholders

• Time and Date:	Thursday, May 14, 2015 at 10 a.m. Eastern time
• Place:	The Phoenix Companies, Inc. One American Row Hartford, CT
• Record Date:	March 20, 2015
• Voting:
Shareholders as of the record date are entitled to vote by Internet, telephone, completing and returning their proxy card, or in person at the 2015 Annual Meeting of Shareholders (street holders must obtain a legal proxy from their broker, banker or trustee granting the right to vote).

Voting Matters

Agenda Proposal	Board Vote Recommendation	Page Reference (for more detail)
1. Election of Directors Each director nominee has an established record of accomplishment in areas relevant to overseeing the Company’s business and possesses qualifications and characteristics that are essential to a well-functioning and deliberative governing body.	FOR all Director Nominees	22
2. Ratification of Appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s Independent Registered Public Accounting Firm As a matter of good corporate governance, the Board is asking shareholders to ratify the selection of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.	FOR	28
3. Nonbinding, Advisory Vote to Approve the Compensation of our NEOs The Board is asking shareholders to approve, on a nonbinding, advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.	FOR	66

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GENERAL INFORMATION

GENERAL INFORMATION
The Board of Directors (the “Board”) of The Phoenix Companies, Inc. (the “Company”, “we”, “our” or “us”) is soliciting shareholders’ proxies in connection with the 2015 Annual Meeting of Shareholders of the Company, and at any adjournment or postponement thereof (the “2015 Annual Meeting”).

Q:	Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials (the “Notice”) instead of a full set of proxy materials?

A:
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we may furnish proxy materials by providing access to those documents on the Internet. Generally, you will not receive printed copies of the proxy materials unless you request them. Instead, you received the Notice containing instructions as to how to access and review all of the proxy materials on the Internet. The Notice also instructs you as to how to submit your proxy on the Internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials.

Q:  Who may vote?

A: You may vote if you owned shares of the Company’s common stock (“Common Stock”) as of the close of business on March 20, 2015 (the “Record Date”). Each share of Common Stock entitles the owner to one vote. As of the Record Date, we had 5,750,880 shares of Common Stock outstanding.

Participants in The Phoenix Companies, Inc. Savings and Investment Plan (the “401(k) Plan”) who have shares of Common Stock held in The Phoenix Companies, Inc. Common Stock Fund (the “Common Stock Fund”) may instruct Fidelity Management Trust Company (“Fidelity”), the trustee, how to vote their shares. These shares are held of record and voted by Fidelity. If you are a participant in the 401(k) Plan and have an account balance in the Common Stock Fund as of March 17, 2015, you may direct Fidelity as to how to vote the shares of Common Stock attributable to the units of the Common Stock Fund credited to your individual account. Voting instructions for these shares must be received by 11:59 p.m. Eastern time on May 11, 2015 to allow sufficient time to process voting instructions and vote on behalf of the Common Stock Fund shares.

Q:	How are shares voted if additional matters are presented at the 2015 Annual Meeting?

A:	Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2015 Annual Meeting. If you grant a proxy, the persons named as proxyholders, John H. Beers and John T. Mulrain, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2015 Annual Meeting in accordance with Delaware law and the Company’s Bylaws.

Q:  What vote is required to approve the proposals?

A:
With respect to Proposal 1, the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the election of a director. Abstentions and broker non-votes are not counted as votes cast. There is no cumulative voting for directors.

With respect to Proposal 2, the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the meeting is required to ratify the appointment of the Company’s independent registered public accounting firm.

With respect to Proposal 3, the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote is required to approve, on a nonbinding, advisory basis, the compensation of named executive officers as disclosed in this Proxy Statement.

Q:	What is the difference between a “shareholder of record” and a “street name” holder?

A:
These terms describe the manner in which your shares are held. If your shares are registered directly in your name through Computershare, the Company’s transfer agent, you are a “shareholder of record.” If your shares are held in the name of a brokerage firm, bank, trust or other nominee as custodian on your behalf, you are a beneficial owner of shares held in “street name.”

Q:	Why did my family receive only one copy of the Notice?

A:
Unless separate copies were previously requested, we sent only one copy of the Notice to households in which multiple shareholders share the same address, a procedure called “householding.” This reduces our printing costs and benefits the environment.

If you are a shareholder of record and would like to receive separate copies of the Notice, please contact Computershare by calling 800-490-4258. If you are

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GENERAL INFORMATION

eligible for householding, or hold stock in more than one account and wish to receive only a single copy of the Notice for your household, please contact Computershare as indicated above. If you are a street name holder and would like to receive separate copies of the Notice, please notify your broker. If you are eligible for householding, or hold stock in more than one account and wish to receive only a single copy of the Notice for your household, please notify your broker.

Q:	Where can I view the 2015 Annual Meeting materials?

A:	The 2015 Proxy Statement and the 2014 Annual Report on Form 10-K are available at www.envisionreports.com/PNX.

Q:	How do I vote my shares before the 2015 Annual Meeting?

A:
If you are a shareholder of record, meaning that your shares are registered directly in your name through Computershare, the Company’s transfer agent, you have three options for voting before the 2015 Annual Meeting:

1.	via the Internet, at the address shown on the Notice;

2.	by promptly completing, signing, dating and returning a proxy card in the envelope provided if you receive printed copies of the proxy materials by mail; or

3.	by telephone, through the number shown on the proxy card.

If you hold your shares through an account with a bank, broker or other registered holder, you are considered the beneficial owner of shares held in street name, and you must direct your bank, broker or other registered holder on how to vote your shares by following their voting instructions. If you do not instruct the bank, broker or other registered holder, your shares will not be voted for certain proposals.

Your vote is important, and the Board urges you to exercise your right to vote. Whether or not you plan to attend the 2015 Annual Meeting, you can ensure that your shares are voted by properly voting through the Internet, by telephone, by proxy card or by voting instruction form.
Proxies that are signed and returned but do not contain voting instructions will be voted as the Board recommends. This does not apply to proxies that you send to your bank, broker or other registered holder.

Q:   May I vote at the 2015 Annual Meeting?

A:
Shareholders of record may vote in person at the 2015 Annual Meeting. If you are a beneficial owner, you must obtain a legal proxy from the bank, broker or other registered holder authorizing you to vote at the 2015

Annual Meeting. A legal proxy is an authorization from your bank, broker or other registered holder to vote the shares held in its name for your benefit.

Q:  Will my shares be voted if I do not provide my proxy or voting instruction form?

A:	If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the 2015 Annual Meeting.

If you are a beneficial owner of shares, your shares may be voted with respect to certain routine matters, even if you do not provide voting instructions on your voting instruction form.

New York Stock Exchange (“NYSE”) regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and any executive compensation matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote, no votes will be cast on your behalf with respect to Proposals 1 and 3 of this Proxy Statement. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm with respect to Proposal 2 of this Proxy Statement.

If you hold shares through the Common Stock Fund as of March 17, 2015 these shares will be voted in the same proportion as the voting instruction forms received on a timely basis from other 401(k) Plan participants.

We strongly encourage you to exercise your right to vote as a shareholder.

Q:   What constitutes the quorum required to conduct business at the 2015 Annual Meeting?

A:
The presence at the 2015 Annual Meeting, in person or by proxy, of the holders of one-third of the shares entitled to vote on the Record Date will constitute a quorum, permitting the Company to conduct the business of the 2015 Annual Meeting. Abstentions and proxies submitted by brokers (even with limited voting power such as for discretionary matters only) will be considered “present” at the 2015 Annual Meeting and counted in determining whether there is a quorum present.

Q:   If I change my mind after I vote, can I revoke my vote?

A:	If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the 2015 Annual Meeting by:

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GENERAL INFORMATION

•	voting in person at the 2015 Annual Meeting at any time before the polls close at the conclusion of the 2015 Annual Meeting;

•	voting again via the Internet or telephone prior to 11:59 p.m. Eastern time on May 13, 2015; or

•	signing another proxy card with a later date and returning it to us prior to the 2015 Annual Meeting.

If you are a beneficial owner of shares, you must submit new voting instructions by contacting your bank, broker or other registered shareholder, if you do not plan to attend the 2015 Annual Meeting in person. You may also vote in person at the 2015 Annual Meeting if you obtain a legal proxy.

All shares that have been properly voted and not revoked will be voted at the 2015 Annual Meeting.

Q:    Who may attend the 2015 Annual Meeting?

A:
The 2015 Annual Meeting is open only to persons who owned Common Stock as of the Record Date. To attend the 2015 Annual Meeting, you will need to bring valid picture identification and an admission ticket, proxy card or other proof of your ownership of Common Stock. If you are a registered shareholder and you received your proxy materials by mail, your admission ticket is attached to your proxy card. If you are a shareholder of record and you received your proxy materials electronically via the Internet, you will need to click on “I Will Attend Meeting” after you vote and we will be able to verify your ownership of Common Stock electronically at the 2015 Annual Meeting. If you are a beneficial owner of shares, you will need to contact your bank, broker or other registered shareholder to request a legal proxy, which will serve as your admission ticket.

Q.	Can I listen to the 2015 Annual Meeting via the Internet?

A:
You can listen to the 2015 Annual Meeting live over our web site, www.phoenixwm.com in the Investor Relations section, by clicking on the 2015 Annual Meeting icon. A replay will be available on the web site until at least May 28, 2015.

Q:	May shareholders ask questions at the 2015 Annual Meeting?

A:
Yes. Representatives of the Company will answer shareholders’ questions of general interest at the end of the 2015 Annual Meeting. If you are listening to the 2015 Annual Meeting live over our web site, you will not be able to ask questions.

Q:  Where can I find voting results of the 2015 Annual Meeting?

A:
We will announce preliminary voting results at the 2015 Annual Meeting and publish the final results in a Form 8-K filed with the SEC within four business days after the date of the 2015 Annual Meeting.

Q:    Who maintains shareholder records for Phoenix?

A:
Computershare is our transfer agent. In this capacity, Computershare maintains shareholder records for The Phoenix Companies, Inc. Common Stock and performs all stock registrations, transfers and disbursements. They also handle all shareholder account requests, including change of address and duplicate 1099s. For information on your account, please call 800-490-4258 or go to www.computershare.com/investor.

Q:	How can I submit a proposal for inclusion in the 2016 Proxy Statement and/or director nomination(s) to the Company?

A: If you are interested in submitting a nomination of an individual for election to the Board or submitting a shareholder proposal for the 2016 Annual Meeting, you must do so by sending your proposal to:

Corporate Secretary
The Phoenix Companies, Inc.
One American Row
P.O. Box 5056
Hartford, CT 06102-5056

The deadline for submission of proposals to be included in our proxy materials for the 2016 Annual Meeting is December 4, 2015. Proposals for inclusion in our proxy materials for the 2016 Annual Meeting must comply with the requirements of the Securities Exchange Act of 1934, as amended, including Rule 14a-8, as well as with our Bylaws. Any proposal received after December 4, 2015 will be considered untimely, and will not be included in our proxy materials for the 2016 Annual Meeting. Nothing in this paragraph shall be deemed to require us to include in our proxy materials relating to the 2016 Annual Meeting any shareholder proposal which may be omitted under applicable regulations of the SEC in effect at the time such proposal is received.

Our Bylaws require advance notice of proposals to be brought before a shareholders’ meeting, including nomination of persons for election as directors. Written notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 must be received by the Company by February 14, 2016, but no earlier than January 15, 2016, to be considered at the 2016 Annual Meeting. Please refer to the description of the advance notice requirements under Section 1.10 of our Bylaws. A copy of our Bylaws may be obtained from our Corporate Secretary.

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GENERAL INFORMATION

Q:	How may I obtain other information about the Company?

A:
The Corporate Governance page of the Investor Relations section of the Company’s web site, www.phoenixwm.com, includes the following information, which is also available in print without charge to any shareholder who requests it in writing:

•	Copies of this Proxy Statement, the Form 10-K for the fiscal year ended December 31, 2014 and other filings the Company has made with the SEC; and

•
The Company’s corporate governance documents, as adopted by the Company’s Board, including the Company’s Corporate Governance Principles, Director Independence Standards, committee charters, the Code of Conduct applicable to all employees of the Company and information on communicating with the Board.

You may submit a request for print copies of these documents by e-mail to corporate.secretary@phoenixwm.com or by mail to:

Corporate Secretary
The Phoenix Companies, Inc.
One American Row
P.O. Box 5056
Hartford, CT 06102-5056

For further information, you may also contact Investor Relations by e-mail to pnx.ir@phoenixwm.com, by phone at 860-403-7100 or by mail to:

Investor Relations
The Phoenix Companies, Inc.
One American Row
P.O. Box 5056
Hartford, CT 06102-5056

Q:	Who will solicit proxies, how will proxies be solicited and who will pay the expenses of the proxy solicitation?

A:
The Company will pay the expenses of this proxy solicitation. Depending upon the response to the initial solicitation, proxies may be solicited in person or by mail, telephone, electronic mail or facsimile by employees of the Company. The Company has retained Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, to assist in the solicitation at a total estimated cost of $6,000 plus reimbursement of certain expenses. The Company will, upon request, also reimburse banks, brokers and other nominees for providing proxy materials to beneficial owners.

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SHAREHOLDER ENGAGEMENT

SHAREHOLDER ENGAGEMENT
In preparation for the 2014 Annual Meeting held on November 20, 2014, the Company conducted significant outreach to shareholders. The primary goal of the outreach was to provide the Company’s perspective on:

•
The restatement of its previously issued financial statements that were included in the filing of its 2012 Annual Report on Form 10-K (“Prior Restatement”), which was filed on April 1, 2014, and its impact on corporate governance and executive compensation programs.

•	Actions taken with regard to executive compensation.

•	Significant Board oversight and engagement.

The Company filed supplemental proxy materials relating to the 2014 Annual Meeting to facilitate those discussions. Together with the Chairman of the Board (“Chairman”), management conducted outreach in person or by telephone with several of the Company’s largest shareholders as well as with a proxy advisory firm. Management supplemented that engagement with outreach to other institutional shareholders.
The Company received valuable input from shareholders regarding the Prior Restatement, its executive compensation practices and governance practices. It has considered that feedback, particularly in making executive compensation and governance policy decisions.
For the Company, outreach on topics such as these are an important and ongoing element of shareholder engagement.

CORPORATE GOVERNANCE
The Company’s Bylaws, the Corporate Governance Principles adopted by the Board, the charters of the Board’s committees, the Code of Conduct and the Code of Conduct for Members of the Board of Directors (collectively, the “Governance Documents”) provide the general governance framework for the Company.

The Corporate Governance Principles comply with the listing standards of the NYSE and include guidelines for determining director independence and qualifications. The Board and management regularly review best practices in corporate governance and modify the Governance Documents, policies and practices as warranted.

Director Independence
A majority of the directors of the Board must meet the criteria for independence established by the Board in accordance with the NYSE rules. Under these rules, a director will not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. As permitted by the NYSE rules, the Governance Committee has recommended, and the Board has adopted, a set of categorical standards (the “Categorical Independence Standards”) to assist the Board in making independence determinations. These Categorical Independence Standards may be found on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance.” In March 2015, the Governance Committee

and the Board evaluated the independence of each director other than our Chief Executive Officer (the “CEO”), who is a Company employee, in accordance with the provisions of the Categorical Independence Standards and the NYSE rules. As a result of this evaluation, the Governance Committee has recommended, and the Board has affirmatively determined, that all members of the Board other than the CEO, including all directors standing for election and each member of the Audit, Compensation and Governance Committees, are independent under both the Categorical Independence Standards and applicable NYSE rules.

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CORPORATE GOVERNANCE

Board Leadership Structure
Our Board is responsible for providing effective governance over the Company’s affairs. Our commitment to good corporate governance, which aligns the interests of the Board and management with those of shareholders and promotes honesty and integrity, is reflected in our Corporate Governance Principles. To maintain corporate governance best practices, our Corporate Governance Principles are reviewed at least annually by the Governance Committee, and to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the Board. Highlights of our corporate governance practices, including our Corporate Governance Principles, are described below. More information about corporate governance, including our Corporate Governance Principles, may be found on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance.” Copies may also be obtained by contacting our Corporate Secretary at one of the addresses listed under Communicating with the Board on page 13.

Currently, the roles of CEO and Chairman are separate. Mr. James D. Wehr is the CEO and focuses on the operation of the Company. Mr. John H. Forsgren is the Chairman.

Our Corporate Governance Principles reflect the Board’s belief, at the present time, that the role of Chairman should be separate from that of the CEO and that the Chairman should be selected from among the non-employee directors.

Our Corporate Governance Principles require that the Chairman shall also serve as the chair of the Company’s

Executive Committee. The chair of the Executive Committee will perform the functions typically assigned to a lead director, including presiding at executive sessions, being available to the other members of the Board to discuss matters of importance to the Company, advising on agendas and Board materials, and assuming other responsibilities and initiatives as appropriate. Pursuant to the Company’s Bylaws, the chair of the Executive Committee will have the authority to call meetings of the Board if and when the chair deems appropriate.

Our Board currently has eight independent members and one non-independent member, the CEO. We have five committees of the Board created to perform critical oversight functions. Three of these are standing committees: the Audit Committee, the Compensation Committee, and the Executive Committee. The Board has created two additional committees by resolution: the Finance Committee and the Governance Committee. Only directors who are not current or former employees of the Company or its affiliates (“Non-Employee Directors”) and who are independent may be members of the Audit Committee, the Compensation Committee or the Governance Committee. It is our practice that, except for the Executive Committee, only Non-Employee Directors may be members of the Board committees. Our Chairman currently serves as the chair of the Executive Committee and other Non-Employee Directors serve as the chair of the other committees. We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of the Board by the non-executive Chairman, benefits our Company and our shareholders.

Board Risk Oversight
Our Board is responsible for the oversight and review of the Company’s policies, practices and procedures relating to risks and risk management processes, with the assistance of our Audit Committee. While every Committee considers risks that are associated with its area of responsibility, the Audit Committee has specific responsibilities. The Audit Committee, as required by the NYSE rules, meets periodically with management to discuss policies with respect to risk assessment and management and to review major financial risk exposures and the steps taken to monitor and control them. The Audit Committee reports regularly to the Board. The Board focuses on the most significant risks facing the Company and the Company’s general risk management strategy to assess whether risks undertaken by the Company are consistent with the Board’s tolerance for risk. While the Board oversees the Company’s risk management, Company management is responsible for day-

to-day risk management processes. On the management level, we have a comprehensive, enterprise-wide risk management program. Our Chief Risk Officer (the “CRO”) monitors our risk management activities. The Board holds an executive session with the CRO at each regularly scheduled meeting to review risk exposures and issues. We have an Enterprise Risk Management Committee, chaired by the CEO, whose functions are to establish risk management principles, monitor key risks and oversee our risk-management practices. Several management committees oversee and address issues pertaining to all our major risks—operational, market and product—as well as capital management. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

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CORPORATE GOVERNANCE

Code of Conduct
We have adopted a written Code of Conduct to govern and strengthen our commitment to our shareholders, customers, corporate citizenship, employees, ethics and compliance. The Company is committed to the highest standards of legal and ethical conduct in all of our business dealings, and the Code of Conduct represents a compilation of certain key policies, standards and guidelines which guide our business activities to ensure we uphold these standards. The Code of Conduct covers all areas of professional conduct, including, among others, conflicts of interest, corporate opportunities, insider trading (including hedging and pledging of Company securities (see Anti-Hedging Policy and Anti-Pledging Policy on page 48 for more detail on the policies), confidentiality, protection and use of Company property, customer complaints, fraud, compliance with legal and regulatory requirements, equal opportunity, sexual harassment, workplace safety and code compliance. All of our directors, officers and employees are required to abide by our Code of Conduct. Employees are required to report suspected violations of the Code of Conduct.

The Code of Conduct is available on our web site at www.phoenixwm.com in the Investor Relations section, under the heading “Corporate Governance.” We intend to post any amendments to, or waivers of, the Code of Conduct applicable to our principal executive officer, principal financial officer or principal accounting officer on our web site.

Majority Voting
In March 2015, the Board amended its Corporate Governance principles to adopt a majority voting standard for any nominees to the Board of Directors whose nominations are uncontested. For purposes of this requirement, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Any director who does not receive a majority of votes cast “for” his or her nomination in an uncontested election shall offer to tender his or her resignation to the Board. The Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. If, however, the number of nominees exceeds the number of directors to be elected, the majority voting standard will not apply and the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Certain Relationships and Related Person Transactions
On November 2, 2006, the Board adopted a written Policy Regarding Transactions with Related Persons (the “Related Person Policy”). The Related Person Policy provides that any Related Person (as defined by Item 404(a) of Regulation S-K) must promptly report to the Company’s General Counsel any direct or indirect material interest in any transaction that is reportable by the Company in its Proxy Statement pursuant to Item 404(a) of Regulation S-K (each, a “Related Person Transaction”), that is, any transaction in which the Company was or is to be a participant, the amount involved exceeds $120,000 and any Related Person had or will have a direct or indirect material interest. The General Counsel will promptly communicate such information to the Audit Committee. No Related Person Transaction may be consummated or shall continue without the approval or ratification of the Audit Committee and any director that is a party to a Related Person Transaction shall recuse himself or herself from any such vote.

State Farm Mutual Automobile Insurance Company (“State Farm”) beneficially owns more than 5% of our outstanding Common Stock. In 2014, our subsidiaries incurred total compensation of $2.7 million to entities which were either subsidiaries of State Farm or owned by State Farm employees, for the sale of our insurance and annuity products. During 2014, Phoenix Life Insurance Company (“Phoenix Life”) made payments of $2.7 million to State Farm entities for this compensation.

All Related Person Transactions have been approved or ratified by the Audit Committee in compliance with the Related Person Policy.

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CORPORATE GOVERNANCE

Communicating with the Board
Shareholders and other interested parties who wish to communicate with any director(s), committee(s), the presiding director at meetings of Non-Employee Directors of the Company, the Non-Employee Directors as a group or the entire Board, should send such communication to the relevant director, committee, or group of directors in care of the:

Corporate Secretary
The Phoenix Companies, Inc.
One American Row
P.O. Box 5056
Hartford, CT 06102-5056

Alternatively, shareholders or other interested parties may send an e-mail to corporate.secretary@phoenixwm.com indicating the director, committee, or group of directors with which they wish to communicate. If shareholders or other interested parties making such communications want their identity to be kept confidential, they should so indicate in their letter or e-mail. The Corporate Secretary will promptly forward all communications to the designated director, committee or group of directors. Where appropriate, communications will also be reviewed by the Company’s General Counsel and/or Chief Compliance Officer.

13

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS
Set forth below is a description of the business positions held during at least the past five years by the current executive officers of Phoenix. All ages are as of March 20, 2015.

JAMES D. WEHR, age 57, has been President and CEO since April 2009. Previously, Mr. Wehr served as Senior Executive Vice President and Chief Investment Officer of the Company since February 2007, Executive Vice President and Chief Investment Officer of the Company since February 2005 and as Senior Vice President and Chief Investment Officer of the Company and Phoenix Life since January 1, 2004. Prior to that, Mr. Wehr was Senior Managing Director and Portfolio Manager at Phoenix Investment Partners (now Virtus Investment Partners, Inc.) from 1995 through 2003. Mr. Wehr joined the Company in 1981 and held a series of increasingly senior investment positions prior to 1995.

JODY A. BERESIN, age 57, has been Executive Vice President and Chief Administrative Officer since July 2014 and is responsible for Human Resources, Corporate Communications, Information Technology and Corporate Services. Previously, Ms. Beresin served as Senior Vice president, Administration, since November, 2012. She assumed leadership in Human Resources in January 2004 after serving as a Vice President, Corporate Communications, since February 2003. Ms. Beresin joined the Company in 1994 as Director of Corporate Communications and served in increasingly senior positions that included public relations, internal communications, marketing and advertising.

THOMAS M. BUCKINGHAM, age 38, has been Executive Vice President, Product and Operations since November 2012. Mr. Buckingham is responsible for all product- and service-related functions including product development, implementation and management as well as operations. Mr. Buckingham joined Phoenix as an actuarial assistant in 1999 and served in increasingly senior corporate, product development and operational positions. He also has worked in Strategic Development and as Chief of Staff to the CEO. He served as Senior Vice President, Product Implementation and Operations, prior to being promoted to his current role.

EDWARD W. CASSIDY, age 54, has been Executive Vice President, Distribution since May 2007, and the Managing Principal of Saybrus Partners, Inc., a Phoenix subsidiary since 2009. Prior to joining the Company in 2006, Mr. Cassidy had been Senior Vice President of Principal Financial Group with responsibility for the oversight of the individual life insurance business, including product development, marketing, underwriting and risk management. Prior to that, Mr. Cassidy spent 15 years at Travelers Life and Annuity Company, where he held a variety of senior distribution positions and, ultimately, as president of Travelers Life Division.

MARK W. GRIFFIN, age 56, has been Executive Vice President and CRO since February 2014, and is responsible for enterprise risk management. Prior to joining the Company, Mr. Griffin served as head of financial planning and analysis at Mass Mutual, was chief investment officer and chief risk officer for Genworth Financial, chief risk manager for GE Insurance and held senior positions at Goldman Sachs and Morgan Stanley.

PETER A. HOFMANN, age 56, has been Executive Vice President, Strategy and Business Development since November 2012. Previously, Mr. Hofmann served as Senior Executive Vice President and Chief Financial Officer of the Company since November 2007. Mr. Hofmann joined the Company in 2001 to establish the investor relations function and held a series of increasingly senior financial and strategic roles. Prior to joining the Company, Mr. Hofmann was a Vice President at JP Morgan Chase & Co., Inc.

BONNIE J. MALLEY, age 54, has been Executive Vice President and Chief Financial Officer since November 2012. Previously, Ms. Malley served as Executive Vice President and Chief Administrative Officer of the Company since 2008. Prior to that, Ms. Malley served as the head of Human Resources since August 2002 and, in the ensuing years, added other administrative functions. Ms. Malley served as Senior Vice President and Chief Accounting Officer since 2001 and Vice President, Corporate Finance since 1998. Ms. Malley joined the Company in 1985 as a staff auditor within the securities accounting and investment accounting functions.

ERNEST M. MCNEILL JR., age 50, has been Senior Vice President and Chief Accounting Officer since August 2014. Mr. McNeill is responsible for a number of Corporate Finance functions including GAAP Accounting, Expense Management, Statutory Accounting, Accounting Operations, Corporate Tax, and Investment Accounting. Prior to joining Phoenix, he most recently served as senior vice president, Corporate Accounting, for the financial services businesses of Fidelity Investments. Previously, he held various senior finance roles at The Hartford Financial Services Group including serving as chief accounting officer, Hartford Life, Inc., and as vice president and director, The Hartford Investment Management Company.

14

EXECUTIVE OFFICERS

JOHN T. MULRAIN, age 65, has been Executive Vice President, General Counsel and Secretary since February 2011. Previously, Mr. Mulrain served as Senior Vice President, General Counsel and Secretary of the Company since June 2009 with responsibility for all legal functions, including corporate compliance and corporate secretary duties. Prior to that Mr. Mulrain served as Vice President and Counsel, focusing primarily on legal issues relating to investments and portfolio management. Prior to joining the Company, he was counsel at Connecticut Mutual Life and a partner at the law firm of Shipman & Goodwin.

CHRISTOPHER M. WILKOS, age 57, has been Executive Vice President and Chief Investment Officer since April 2009. Previously, Mr. Wilkos served as Senior Vice President of Corporate Portfolio Management since March 2001 and Vice President of Corporate Portfolio Management since January 1998. Prior to that, he was Director of Corporate Portfolio Management since March 1997. Prior to joining the Company, Mr. Wilkos was Vice President, Portfolio Strategy, at Connecticut Mutual Life.

BOARD OF DIRECTORS
Board Attendance and Annual Meeting Policy
Directors are expected to attend our Annual Meetings of Shareholders, Board meetings and meetings of the committees on which they serve.

In 2014, there were 12 meetings of the Board. Each of the directors attended at least 75% of the meetings of the Board and committees on which he or she served with the exception of Gordon Davis (retired effective May 22, 2014), who attended 74% of Board and appropriate committee meetings.

Committees of the Board

Board Committee Membership and Meetings
It is the general practice of the Company that all major decisions are to be considered and made by the Board as a whole. However, to operate efficiently, the Board has created five committees to perform what the Board believes are basic and essential functions. Three of these are standing committees: the Audit Committee, the Compensation Committee and the Executive Committee. The Board has created two additional committees by resolution: the Finance Committee and the Governance Committee. Only Non-Employee Directors may be members of the Audit Committee, the Compensation Committee and the Governance Committee. Members of these three committees must also meet certain other independence standards, including those of the NYSE and the Sarbanes-Oxley Act of 2002. It is our practice that, except for the Executive Committee, only Non-Employee Directors may be members of the Board committees. The Audit, Compensation and Governance Committees have authority to independently retain advisors to help fulfill their responsibilities.

The current Board committees, their responsibilities, committee membership and the number of meetings of each committee in 2014 follow. The descriptions are summaries;

each is subject to additional details and qualifications imposed by applicable law, the Company’s certificate of incorporation, the committees’ respective charters and resolutions of our Board and our Corporate Governance Principles. The Audit Committee, Compensation Committee, Finance Committee and Governance Committee charters may be found on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading "Corporate Governance."

Each director of the Company also serves, without additional compensation, as a member of the board of directors of the Company’s subsidiary, Phoenix Life Insurance Company (“Phoenix Life”). Phoenix Life established the Policyholder Affairs Committee, the responsibilities of which include oversight of the closed block of insurance contracts created when Phoenix Life demutualized in 2001. The members of this committee are also members of Phoenix Life’s Investment Committee and the Board’s Finance Committee. The members of the Board on the date of this Proxy Statement, and the committees of the Board on which they serve, are identified in the following table.

15

BOARD OF DIRECTORS

Director	Audit Committee	Compensation Committee	Executive Committee	Finance Committee	Governance Committee
Martin N. Baily				*	*
Arthur P. Byrne(1)	*	*
Sanford Cloud Jr., Esq.		**	*		*
John H. Forsgren	*		**	*
Ann Maynard Gray		*	*		**
Augustus K. Oliver, II	*		*	**
Westley V. Thompson				*	*
James D. Wehr			*
Arthur F. Weinbach	**	*	*
Number of meetings in 2014	17(2)	11	0	4	5
* Member ** Chair
(1) Audit Committee Financial Expert
(2) To supplement these meetings, the Audit Committee also held 15 informational update conference calls in 2014.
In addition to the risk oversight responsibilities outlined on page 11, the primary functions of each committee are as follows:

Audit Committee

•	Selecting our independent registered public accounting firm.

•	Reviewing the scope, plans and results relating to our internal and external audits and financial statements.

•	Reviewing our financial condition.

•	Reviewing the quality and integrity of our financial accounting and reporting processes and procedures.

•	Reviewing our significant business and financial risks and exposures and evaluating the adequacy of our internal controls in connection with such risks and exposures.

•	Reviewing our policies on ethical business conduct and monitoring our compliance with those policies.

See also the Report of the Audit Committee on page 26 for a discussion of the Audit Committee's oversight responsibilities.

The Board has determined that all of the members of the Audit Committee are “financially literate” within the meaning of the listing standards of the NYSE. The Board has further determined that Arthur P. Byrne has qualified as an “audit committee financial expert” within the meaning of the SEC’s regulations and that Mr. Byrne is independent, as independence for audit committee members is defined in applicable NYSE rules.

Compensation Committee

•	Evaluating the target compensation of the CEO, executive vice presidents, and other officers required by law.

•	Reviewing and recommending to the independent members of the Board for approval the compensation of the CEO.

•	Reviewing and, with respect to certain senior officers, approving base salary levels, incentive compensation opportunities and incentive awards.

•	Reviewing and, with respect to certain senior officers, approving benefits under plans exempt from the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

•	Reviewing and recommending compensation of the members of the Board.

•	Overseeing the granting of stock options, restricted stock units and other equity-based compensation.

•	Reviewing and approving the annual compensation programs for all employees.

See also the Compensation Committee Interlocks and Insider Participation, on page 49, the Compensation Committee Report on page 49, and the Compensation Discussion and Analysis beginning on page 30 for further detail regarding the functions of the Compensation Committee.

Executive Committee

•	Exercising the powers and authority of the Board with respect to overseeing our property, affairs and businesses during periods between meetings of the Board.

16

BOARD OF DIRECTORS

Finance Committee

•	Exercising the authority of the Board with respect to our financial and investment policies.

•
Establishing and exercising general supervision over our investment policies and programs and authorizing the issuance of debt and the establishment of financing arrangements (other than through the issuance of stock).

•	Exercising general supervision over the disposition of our subsidiaries and of material assets.

•	Reviewing policies and positions, and those of our major subsidiaries, regarding interest rate risk, liquidity management, counterparty risk, derivative usage and foreign exchange risk.

Governance Committee

•	Making recommendations to the Board with respect to matters of corporate governance.

•	Reviewing the committee structure of the Board.

•	Presenting qualified candidates to the Board for election as directors.

•	Exercising the authority of the Board with respect to matters relating to the interests of our shareholders or to our relationships to the community at large.

Executive Sessions of the Board
As provided in the Corporate Governance Principles, the Non-Employee Directors of the Company meet in executive session at each regularly scheduled Board meeting. The non-

executive Chairman and chair of the Executive Committee of the Board, currently Mr. John H. Forsgren, presides at these meetings.

17

BOARD OF DIRECTORS

Criteria for Nomination to the Board of Directors
Our Corporate Governance Principles and Governance Committee Charter give the Governance Committee responsibility for proposing qualified candidates to the Board.

In considering and recruiting candidates for nomination to the Board, the Governance Committee weighs a director candidate’s professional achievements, intellectual skills, diversity of professional experience, personal diversity, commitment to board service and integrity. Because the application of these factors involves the exercise of judgment, the Governance Committee does not have a standard set of fixed qualifications that applies to all director candidates. Each director candidate’s ability to satisfy any applicable legal requirements or listing standards and his or her ability and willingness to devote significant attention to the Company’s needs through regular attendance at meetings, preparation for meetings and availability for regular consultation between meetings is assessed.

The Governance Committee has adopted a diversity policy with respect to the identification of director nominees. The policy provides that when assessing potential candidates, the Governance Committee (1) seeks candidates having a variety of backgrounds, including investment, management, accounting, marketing, law, economics, manufacturing, public sector, human relations and academia, and (2) seeks directors who are committed to ensuring that the organization values diversity.

When applying such factors in identifying director nominees, the Governance Committee considers how the candidate would contribute to the Board’s overall balance of diversity of expertise, perspectives, backgrounds and experiences in substantive matters pertaining to the Company’s business. On an annual basis, the Governance Committee, in consultation with the rest of the Board, conducts an evaluation on the composition of the Board and reviews the diversity policy to assess the effectiveness of such policy.

The Governance Committee may also consider particular areas of expertise for a given vacancy either because of needs arising from the retirement of a director or those arising out of changes in our business focus, our industry or the regulatory environment. Except in special circumstances, the Governance Committee generally will not recommend an increase in the number of directors beyond the current level of eight independent directors, plus our CEO.

The Governance Committee looks to its members and to other directors for recommendations for new directors. It may also retain a search firm and will consider individuals recommended by shareholders. Shareholders should submit their recommendations as outlined under How can I submit a proposal for inclusion in the 2016 Proxy Statement and/or director nomination(s) to the Company? on page 8. Shareholder recommendations for nominees will be evaluated on the same basis as other proposed nominees. If a vacancy on the Board exists or is anticipated, the Governance Committee will evaluate all proposed nominees in light of the standards above, as well as others deemed relevant or will consider recommending to the Board a reduction in the size of the Board upon such resignation. Following its evaluation of all proposed nominees and consultation with our CEO, the Governance Committee will recommend to the Board the individual(s) it considers most qualified to be nominated to run for election to the Board. The Board will make the final determination as to the individual(s) who will be nominated to run for election.

18

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION
Director Compensation Philosophy
The Company’s philosophy with respect to Board compensation is to:

•	provide competitive levels of pay to attract and retain a high quality Board

•	differentiate compensation based on workload

•	align Board members’ compensation with shareholder interests by requiring share ownership for all directors

Elements of Director Compensation
For 2014, Board compensation for our Non-Employee Directors consisted of a flat retainer of $125,000 per year for each Non-Employee Director, an additional retainer for the non-executive Chairman of $85,000, additional retainers to all committee chairs, except the Chair of the Executive Committee, and a meeting fee in the amount of $1,500 per meeting for attendance at each Board and/or Committee meeting held in excess of the number of meetings anticipated for any calendar year. The schedule of additional annual retainers for Committee Chairs is as follows:

Committee Position	Additional Annual Retainer
Chairs of the Audit and Compensation Committees	$20,000
Chairs of the Finance and Governance Committees	$15,000

All retainers were paid quarterly in advance. Both retainers and meeting fees are paid in cash (either current or deferred), but Non-Employee Directors may elect to defer all or a portion of their cash retainers and fees into restricted stock units ("RSUs") under the Company’s Directors Equity Deferral Plan. Non-Employee Directors also have the option to defer receipt of cash compensation into investment options available under the Company’s Directors Cash Deferral Plan. The following is a description of our non-qualified deferred compensation programs for our Non-Employee Directors:

•
Non-Employee Directors may elect to defer all or a portion of their cash compensation into RSUs under The Phoenix Companies, Inc., Directors Equity Deferral Plan. The number of RSUs credited upon deferral, including fractional RSUs, is equal to the cash amount that would otherwise be paid, divided by the closing price of our Common Stock on the date of payment (generally, the first business day of each calendar quarter). The Common Stock underlying each RSU, together with a cash payment equal to the cumulative dividend equivalents and interest, will be paid to the director following his or her termination of services as a director with the Company or, in certain circumstances, such earlier specified date elected by the director. All RSUs, dividend equivalents, and interest credits under this Plan are unfunded general obligations of the Company, for which the Company, at its discretion, may hedge in full or in part by making contributions to a trust. The

Company currently hedges part of this obligation by making investments in its Common Stock.

•
Non-Employee Directors may elect to defer all or a portion of their cash compensation under The Phoenix Companies, Inc., Directors Cash Deferral Plan. This Plan provides directors with the same choice of mutual fund offerings provided to employee participants in The Phoenix Companies, Inc., Non-Qualified Excess Investment Plan. See the fund listing in Non-Qualified Deferred Compensation on page 60. Directors can modify their investment elections at any time under the Plan. Deferrals are credited to the funds selected by the participants and based on the market price for such funds on the date such compensation would otherwise have been paid (generally, the first business day of each calendar quarter). Account balances under the Plan, reflecting cumulative appreciation/depreciation, dividends and interest credits (depending on the investment fund(s) chosen by the director) are paid to directors, based on the election made at the time of deferral, in lump sum or annual installments following the termination of services with the Company or, in certain circumstances, such earlier specified date elected by the director. All balances credited under this program are unfunded general obligations of the Company, for which the Company, at its discretion, may hedge in full or in part by making contributions to a trust. The Company currently hedges 100% of this obligation by making investments in the same funds and in the same amounts as participants have elected.

The Company also offers $100,000 of life insurance to each director, including our CEO who serves as a member of the Board. The cost to the Company of providing this insurance is nominal. Each director may also participate in a matching charitable gift program to qualified educational and other charitable institutions. Currently, the maximum match for each director is $2,500. Directors can also recommend that the Company make a grant of up to $2,000 annually to an eligible charitable organization chosen by the director.

19

DIRECTOR COMPENSATION

Share Ownership Guidelines and Restrictions on Trading
The Board has established share ownership guidelines for each director to accumulate shares of our Common Stock (including, for these purposes, RSUs) equal to three times the director annual retainer. Each Non-Employee Director must hold such stock until the end of his or her service as a director. The accumulation period to reach the guidelines for those directors who were Board members on July 12, 2012 is December 31, 2015. New members of the Board after July 12, 2012 must satisfy the guidelines within five years of joining the Board. These guidelines were revised in 2012 from a share-based minimum to a value-based minimum, resulting in additional shares being needed to meet the guidelines. As of December 31, 2014, seven of our eight Non-Employee Directors had met the target ownership level. The remaining Non-Employee Director is within the first five years of service and has made progress toward meeting his ownership guideline.

The Company’s policy on insider trading permits directors to engage in transactions involving the Company’s equity securities only (1) during “trading windows” of limited duration following the issuance of periodic earnings releases and following a determination by the Company that the director is not in possession of material non-public information or (2) pursuant to a Company-approved Rule 10b5-1 plan. In addition, the Company has the ability under its insider trading policy to suspend trading by directors in its equity securities.

Director Compensation Review
The Compensation Committee is required by its charter to review Board compensation every two years. In order to focus its time on matters related to the Prior Restatement, the Compensation Committee deferred its 2014 review until 2015.

Board compensation was last reviewed by the Compensation Committee in 2012 based on an analysis conducted by management. This analysis was also reviewed by the Committee’s compensation consultant. Market data utilized in the review is from the National Association of Corporate Directors Director Compensation Report: 2010-2011. This report reflects practices of 1,400 companies from 24 industries, with revenues of $50 million and up.

Management also referenced data from a set of 13 smaller public insurance companies listed in the table below.

Company Name
American Equity Investment Life Holding Company	Life Partners Holdings, Inc.
Citizens, Inc.	National Western Life Insurance Company
CNO Financial Group, Inc.	Presidential Life Corporation
Delphi Financial Group, Inc.(1)	Protective Life Corporation
FBL Financial Group, Inc.	StanCorp Financial Group, Inc.
Independence Holding Company	Torchmark Corporation
Kansas City Life Insurance Company
(1) Delphi was acquired by Tokio Marine Holdings, Inc. in 2012.

In its competitive review, the Compensation Committee took into account the following factors:

•	Total compensation per director relative to market

•	Aggregate cost of Board compensation

•	Mix of Board fees and committee fees

•	Share ownership guidelines

•	Deferred compensation

As a result of this review, the Board approved the current director compensation package with no changes, effective January 1, 2013:

•	a flat retainer of $125,000 per year for each Non-Employee Director

•	an additional retainer for the non-executive Chairman of $85,000

•	additional retainers to all committee chairs, except the Chair of the Executive Committee:

Committee Position	Additional Annual Retainer
Chairs of the Audit and Compensation Committees	$20,000
Chairs of the Finance and Governance Committees	$15,000

•	a meeting fee in the amount of $1,500 per meeting for attendance at each Board and/or Committee meeting held in excess of the number of meetings anticipated for any calendar year

20

DIRECTOR COMPENSATION

Director Summary Compensation Table
The following table sets forth information concerning the 2014 compensation of our Non-Employee Directors.

Name	Retainer Fees	Additional Meeting Fees	Total Fees Earned or Paid in Cash	All Other Compensation(1)	Total
Martin N. Baily(2)	$125,000	$10,500	$135,500	$2,410	$137,910
Arthur P. Byrne(2)	125,000	10,500	135,500	2,485	137,985
Sanford Cloud Jr.(2)	145,000	13,500	158,500	5,183	163,683
Gordon J. Davis(3)	62,500	—	62,500	4,307	66,807
John H. Forsgren(2)	210,000	15,000	225,000	2,304	227,304
Ann Maynard Gray(2)	140,000	13,500	153,500	5,850	159,350
Augustus K. Oliver, II(2)	140,000	15,000	155,000	4,513	159,513
Westley V. Thompson(2)(3)	41,667	3,000	44,667	—	44,667
Arthur F. Weinbach(2)	145,000	15,000	160,000	5,234	165,234

(1)	Represents amounts paid by the Company for life insurance premiums and charitable gifts, as applicable. No tax gross-up is paid on these benefits.

(2)
These directors elected to convert all or a portion of their cash compensation into deferred RSUs, subject to the same terms and conditions as their other RSUs. These RSUs were expensed and accounted for pursuant to Financial Accounting Standards Board Statement of Financial Accounting Standards Codification Topic Number 718, Compensation-Stock Compensation ("ASC 718"). The following table sets forth information concerning the 2014 RSUs voluntarily elected to be received in lieu of cash and the total outstanding RSU awards held by the Non-Employee Directors as of December 31, 2014. Figures are rounded to the nearest whole share.

Name	Number of RSUs Received in 2014 in Lieu of Cash	Total Number of RSUs Outstanding
Martin N. Baily	1,218	9,564
Arthur P. Byrne	2,436	19,110
Sanford Cloud Jr.	1,423	10,816
John H. Forsgren	1,013	9,667
Ann Maynard Gray	551	5,355
Augustus K. Oliver, II	2,779	18,030
Westley V. Thompson	772	772
Arthur F. Weinbach	2,870	22,206
For 2014, there were no cash deferrals by any of the directors

(3)	Retainer is prorated to reflect period of service on the Board. Mr. Davis retired from his position on May 22, 2014. Mr. Thompson was appointed to the Board of Directors effective September 1, 2014.

21

ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS
The Governance Committee believes that the Company’s directors possess qualifications, skills and experience that are consistent with the standards for the selection of nominees for election to the Board set forth in the Company’s Corporate Governance Principles described on page 10 and that they have demonstrated the ability to effectively oversee the Company’s corporate, investment and line of business operations. Biographical information for the Company’s directors is set forth below, including the principal occupation and other public company directorships (if any) held by each director in the past five years and a description of the specific experience and expertise that qualifies each director to serve as a director of the Company.

Nominees for Directorships
Our Board currently consists of nine directors. The directors are divided into three classes having staggered three-year terms, so that the term of one class expires at each annual meeting of shareholders. These terms may be limited by the mandatory retirement provisions of our Corporate Governance Principles.

A number of our independent Board members are currently serving or have served as members of senior management of other public companies and have served as directors of other public companies. We believe our Board members have demonstrated leadership skills and have experience and judgment in areas that are relevant to our business. We believe that their ability to challenge and direct management and their dedication to the affairs of the Company collectively serve the interests of the Company and its shareholders.

The nominees listed below are all current directors and the Board supports the election of each of these nominees. Your proxy card will be used to vote for the election of all of the Board’s nominees that follow below, unless you withhold the authority to do so when you submit your proxy. If any of the nominees becomes unable or unwilling to accept nomination or election, it is intended that, in the absence of contrary specifications in a proxy, each proxy will be voted for the balance of those named and for a substitute nominee or nominees. We know of no reason to anticipate such an occurrence. All nominees have consented to be named as nominees and to serve as directors if elected.

The Board has determined that, given the businesses in which the Company is involved and the issues it confronts, it has need for several competencies among its members, including the following backgrounds: current or prior experience as the chief executive officer of a public company; finance experience; accounting expertise; investment management experience; law practice; and marketing experience. The Board also believes that it is important that its membership reflect the diversity of the constituencies it serves.

.

22

ELECTION OF DIRECTORS

Director Nominees
The following individuals are nominees for election as directors of the Company for terms to expire at the 2018 Annual Meeting of Shareholders. All ages are as of March 20, 2015.

Sanford Cloud Jr., Esq.
Age: 70
Director since: 2001
Committees: Compensation Committee (Chair); Executive Committee; Governance Committee
Experience: Mr. Cloud has served as Chairman of the Board of Directors of the UConn Health Center since 2011 and a member of the Board of Trustees of the University of Connecticut also since 2011. He also has served as Chairman and Chief Executive Officer of The Cloud Company, LLC since 2005, Chairman of The Connecticut Health Foundation since 2010, a Trustee of Northeast Utilities since 2000 and a board member of Ironwood Mezzanine Fund L.P. Previously, Mr. Cloud served as President and Chief Executive Officer of The National Conference for Community and Justice from 1994 through 2004, a partner at the law firm of Robinson & Cole LLP from 1993 to 1994, a Vice President at Aetna, Inc. from 1986 to 1992, and a Connecticut State Senator from 1977 to 1980.
Qualifications: Mr. Cloud is an attorney who has worked in private practice, as in-house counsel, served in the state legislature, and served as a senior officer of a major insurance company and as a chief executive officer of a large not-for-profit organization.

Augustus K. Oliver, II
Age: 65
Director since: 2008
Committees: Audit Committee; Finance Committee
Experience: Mr. Oliver has served as a Managing Member of Oliver Press Partners, LLC since 2005 and Managing Member of Oliver Press Investors, LLC since 2005. He has served as a director of Scholastic Corporation since 1995, and served as a director of Verint, Inc. from 2012 to February 2013 and Comverse Technology, Inc. from 2007 to February 2012. Mr. Oliver also served as a Managing Member of WaterView Advisors, LLC from 1999 to 2005.
Qualifications: Mr. Oliver has experience in investment matters.

Westley V. Thompson
Age: 60
Director since: 2014
Committees: Finance Committee; Governance Committee
Experience: Mr. Thompson was employed by Sun Life Financial U.S. from 2008 to April 2014, serving as President from January 2010 to April 2014 and President of Sun Life U.S. Operations from October 2008 to January 2010. Prior to joining Sun Life Financial U.S., Mr. Thompson worked for Lincoln Financial Group from January 1998 to September 2008.
Qualifications: Mr. Thompson spent his entire career in the life insurance industry. Over the course of his career, he has worked in and with city and state government.

Continuing Directors
The following directors whose terms expire at the 2016 Annual Meeting of Shareholders, will continue to serve as directors. All ages are as of March 20, 2015.

Arthur P. Byrne
Age: 69
Director since: 2000 (for Phoenix Life since 1997)
Committees: Audit Committee; Compensation Committee
Experience: Mr. Byrne has been an operating partner of J.W. Childs Associates, L.P., a private equity fund based in Boston, Massachusetts, since 2002. He also has served as Chairman of The Esselte Corporation since 2002 and Chairman of W/S Packaging Inc. since 2006. He was President, Chief

Executive Officer and Chairman of The Wiremold Company from 1991 to 2002.
Qualifications: Mr. Byrne has many years of prior experience as a chief executive officer and significant experience in the areas of finance, acquisitions and strategic planning.

23

ELECTION OF DIRECTORS

Ann Maynard Gray
Age: 69
Director since: 2002
Committees: Compensation Committee; Executive Committee; Governance Committee (Chair)
Experience: Ms. Gray has served as a director of Duke Energy Corporation since 1997 and as chairman since 2014. She was President of the Diversified Publishing Group of Capital Cities/ABC, Inc. from 1991 to 1998.
Qualifications: Ms. Gray has many years of experience in finance and marketing functions, as well as the experience of having presided over a major division of a public company.

James D. Wehr
Age: 57
Director since: 2009
Committees: Executive Committee
Experience: Mr. Wehr has served as President and Chief Executive Officer of The Phoenix Companies, Inc. since 2009. He was Senior Executive Vice President and Chief Investment Officer from 2007 to 2009, Executive Vice President and Chief Investment Officer from 2005 to 2007, Senior Vice President and Chief Investment Officer of the Company and Phoenix Life from 2004 to 2005, and Senior Managing Director and Portfolio Manager at Phoenix Investment Partners (now Virtus Investment Partners, Inc.) from 1995 through 2003. Mr. Wehr joined Phoenix in 1981 and held a series of increasingly senior investment positions, including credit research, trading and portfolio management prior to 1995.
Qualifications: Mr. Wehr has investment management expertise and served in several executive roles prior to becoming a chief executive officer.

Arthur F. Weinbach
Age: 71
Director since: 2008
Committees: Audit Committee (Chair); Compensation Committee; Executive Committee
Experience: Mr. Weinbach has served as Chairman of CA Technologies since 2010 and as Director since 2008. He was Chairman of Broadridge Financial Solutions, Inc. from 2010 until he retired in 2011 and was executive Chairman from 2007 to 2010. He also was associated with Automatic Data Processing, Inc. (ADP) from 1980-2007, serving as Chairman and Chief Executive Officer, retiring as Chief Executive Officer in 2006 and retiring as Chairman in 2007.
Qualifications: Mr. Weinbach has a long career as a certified public accountant and experience in many executive roles, including chief executive officer.

24

ELECTION OF DIRECTORS

The following directors whose terms expire at the 2017 Annual Meeting of Shareholders, will continue to serve as directors. All ages are as of March 20, 2015.

Martin N. Baily
Age: 70
Director since: 2005
Committees: Finance Committee; Governance Committee
Experience: Mr. Baily has been a Senior Fellow at the Brookings Institution since 2007. He also has been a Senior Advisor to McKinsey & Company since 2002. He also has been a Senior Advisor to Albright Stonebridge Group since 2013. He was a Senior Fellow at the Peterson Institute for International Economics from 2001 to 2007, Chairman and a Cabinet Member of the President’s Council of Economic Advisors from 1999 to 2001, and a Principal of McKinsey & Company from 1996 to 1999.
Qualifications: Mr. Baily holds a Ph.D. in economics from Massachusetts Institute of Technology and has expertise in the field of finance through work in the private sector and government.

John H. Forsgren
Age: 68
Director since: 2005
Committees: Audit Committee; Executive Committee (Chair); Finance Committee (Chair)
Experience: Mr. Forsgren has served as Chairman of the Board of the Company since July 2013; director of Trident Resources Corp. since 2007, Port Townsend Paper Co. since 2008, and Duke Energy Corporation since August 2009. Mr. Forsgren also serves on the board of several privately held companies. Previously, he served as a director of NEON Communications Group, Inc. from 1998 to 2007 and CuraGen Corporation from 2002 to 2009, serving as Executive Chairman during 2009. Mr. Forsgren held the positions of Vice Chairman, Executive Vice President and Chief Financial Officer of Northeast Utilities from 2001 through 2004, and Executive Vice President and Chief Financial Officer from 1996 to 2001. He was Managing Director of Chase Manhattan Bank from 1995 to 1996, Executive Vice President of Sun International Investments, Ltd. from 1994 to 1995, Senior Vice President and Chief Financial Officer of Euro Disney (a subsidiary of The Walt Disney Company) from 1990 to 1994, and Vice President and Treasurer of The Walt Disney Company from 1986 to 1990.
Qualifications: Mr. Forsgren served as chief financial officer of a public company, served in financial functions in a variety of different businesses and has experience in accounting, finance and investments.

The Board recommends that shareholders vote “FOR” all nominees for election as Directors.

25

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of our Board (the “Audit Committee”) has submitted the following report for inclusion in this Proxy Statement:

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and for the Company’s reporting process, including its systems of internal controls. PwC is the Company’s independent registered public accounting firm, responsible for auditing the Company’s annual financial statements and performing quarterly reviews. In fulfilling its responsibilities, the Audit Committee relies, without independent verification, on the information provided by the Company’s management and by PwC. See also Audit Committee on page 16 for a discussion of the Audit Committee’s responsibilities.

In March 2015, the Company filed its Annual Report on Form 10-K for the year ended December 31, 2014 (the "2014 Form 10-K") with the SEC within the extension period afforded under Rule 12b-25 of the Exchange Act. The 2014 Form 10-K contains audited financial statements of the Company for the years ended December 31, 2014, 2013 and 2012 and interim unaudited financial statements presented for each period during the fiscal years 2013 and 2014 including restated financial statements for the quarter and year ended December 31, 2013 and the quarter ended June 30, 2014 as well as other disclosures regarding the restatement.

The 2014 Form 10-K contains information with respect to certain implemented and planned remediation measures by the Company to improve the overall system of internal control over financial reporting and to remediate the previously identified material weaknesses in internal control over financial reporting. The Company anticipates devoting significant resources toward our remediation efforts in order to make substantial progress in the remediation of our material weaknesses by the end of 2015. Actuarial Finance and Valuation will take additional time and resources to remediate due to the complexity and nature of the products. The Audit Committee provides oversight and reviews with management the progress of such remediation initiatives.

A description of material weaknesses and management’s evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures, as well as management’s remediation initiatives relating to people and skills, control and governance, technology, and process, is more fully described in “Item 9A: Controls and Procedures” in Part II of the 2014 Form 10-K. This Report of the Audit Committee should be read in conjunction with the information set forth in “Item 9A: Controls and Procedures" in Part II of the 2014 Form 10-K.

The Audit Committee members, individually and as a committee, provided ongoing oversight and support regarding the completion of the restatements including the Company’s annual and quarterly restated financial statements, the identification of material weaknesses in internal control over financial reporting, the progress of related remediation initiatives, and the Company’s efforts to resume its status as a timely SEC filer with the filing of the 2014 Form 10-K within the extension period afforded under Rule 12b-25 of the Exchange Act. During 2014, the Audit Committee held 11 meetings for the purposes of, among other things, overseeing the progress of the Prior Restatement, and reviewing and discussing the Company’s annual and quarterly financial statements for the fiscal years 2012 and 2013, disclosures related to these financial statements and the restatement, and the material weaknesses in internal control over financial reporting and related remediation initiatives. To supplement these meetings, the Audit Committee also held 13 informational update conference calls. Subsequent to the filing of 2012 and 2013 financial statements, the Audit Committee held nine meetings and four informational update calls for the purpose of, among other things, overseeing the preparation of the 2014 financial statements. Further, throughout this period, individual members of the Audit Committee were in frequent contact with members of management and PwC regarding these matters.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and has met, reviewed and discussed with management and with PwC, the Company’s audited financial statements for the years ended December 31, 2014. The Audit Committee also discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, including:

•	PwC’s responsibilities under generally accepted auditing standards;

•	the Company’s significant accounting policies;

•	management’s judgments and accounting estimates;

•	any significant audit adjustments;

•	any disagreements with management; and

•	any difficulties encountered in performing the audit.

Additionally, the Audit Committee met throughout the year with PwC, the Company’s Chief Financial Officer (“CFO”) and the Company’s internal auditor to discuss the results of their examinations and evaluations of the Company’s internal controls and of the overall quality, not just the acceptability, of the Company’s financial reporting process. The meetings with PwC occurred both with and without members of management present; the meetings with the CFO and the

26

REPORT OF THE AUDIT COMMITTEE

internal auditor occurred both with and without other members of management present.

The Audit Committee has received from PwC the written disclosure and the letter required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from the Company. PwC has confirmed in its letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws. The Audit Committee has considered whether provision of the non-audit services rendered by PwC during the Company’s most recent fiscal year is compatible with maintaining the independence of such auditors and deemed that it was.

Based on the reviews and discussions referred to in this report, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and filed with the SEC. The Audit Committee has also approved, subject to shareholder ratification, the selection of PwC as the Company’s independent registered public accounting firm for the fiscal year 2015.

MEMBERS OF THE AUDIT COMMITTEE:

Arthur F. Weinbach, Chair
Arthur P. Byrne
John H. Forsgren
Augustus K. Oliver, II

27

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In March 2015, the Audit Committee, subject to ratification by the shareholders, appointed PwC, an independent registered public accounting firm, to audit and report on our consolidated financial statements for the fiscal year ending December 31, 2015. We have been advised that representatives of PwC will attend the 2015 Annual Meeting. They will have the opportunity to make a statement and to respond to questions from shareholders. The Audit Committee will consider the outcome of our shareholders' vote in connection with the selection of PwC, but is not bound by the vote. If the appointment is not ratified, the Audit Committee will consider whether a different independent registered public accounting firm should be selected.

Notwithstanding the Audit Committee’s appointment of PwC for fiscal 2015 and the outcome of the shareholder vote on this proposal, the Audit Committee has authorized and directed management to engage in a request for proposal process to identify an independent registered public accounting firm for potential appointment to audit and report on our consolidated financial statements for fiscal year 2015. Management will provide the Audit Committee with the results of this request for proposal process and any suggested actions for the Audit Committee’s consideration. PwC has indicated to management its intention to participate in this request for proposal process. As a result of the request for proposal process, PwC may remain our independent registered public accounting firm for 2015 or another independent registered public accounting firm may be selected. The determination by the Audit Committee to retain PwC or appoint another independent registered public accounting firm is expected to be made subsequent to the 2015 Annual Meeting.

Fees of the Independent Registered Public Accounting Firm
The Board has a policy to assure the independence of its independent registered public accounting firm. Prior to each fiscal year, the Audit Committee receives a written report from PwC describing the elements expected to be performed in the course of its audit of the Company’s financial statements for the coming year. The Audit Committee may approve the scope and fees not only for the proposed audit, but also for various recurring audit-related services. For services of its independent registered public accounting firm that are neither audit-related, nor recurring, a Company vice president may submit in writing a request to the Company's internal auditor accompanied by approval of the Company’s Chief Financial Officer or Chief Accounting Officer. The Audit Committee may pre-approve the requested service as long as it is not a prohibited non-audit service and the performance of such service would be consistent with all applicable rules on auditor independence. The Audit Committee may also delegate pre-approval authority to one or more of its members. All services performed for us by

PwC in 2014 were pre-approved by the Audit Committee pursuant to the policy described above.

The services performed by PwC in 2014 and 2013 are described below. PwC does not provide any services to us prohibited under applicable laws and regulations. To the extent PwC provides us with consulting services, those services are closely monitored and controlled by both management and the Audit Committee to ensure that their nature and extent do not interfere with PwC’s independence. The independence of PwC is also considered annually by our Board.

Amounts invoiced within the 2014 and 2013 financial statements were $52,301,380 and $58,325,827, respectively. These amounts include the audit fees referenced in the following table plus additional fees associated with the restatement of the Company's financial statements for the periods included in the Company's 2012 Form 10-K.

28

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC Fees:	2014	2013
Audit fees (1)	$33,800,000	$24,736,942
Audit-related fees (2)	2,847	—
Tax fees	—	—
All other fees (3)	4,379	—
Total fees	$33,807,226	$24,736,942

(1)
Amounts represent fees for the annual audits of our financial statements and internal controls, reviews of our financial statements for interim periods, audits of statutory and other regulatory filings and audits of our internal control over financial reporting. In addition, these amounts include fees for consents and other assistance related to documents filed with the SEC.

(2)	Amounts represent fees for control reviews and the performance of agreed upon procedures.

(3)	Amounts represent fees for research and regulatory reporting compliance software.

The Board recommends that shareholders vote “FOR” the ratification of the appointment of PwC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.

29

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis (the “CD&A”) provides an overview of our executive compensation programs, describes the material factors underlying the 2014 compensation provided to our named executive officers (the “NEOs”), and explains the information presented in the tables that follow this CD&A.

The NEOs for fiscal 2014 were:

•	James D. Wehr, President and CEO

•	Bonnie J. Malley, Executive Vice President and CFO

•	Edward W. Cassidy, Executive Vice President, Distribution

•	Peter A. Hofmann, Executive Vice President, Strategy and Business Development

•	Christopher M. Wilkos, Executive Vice President and Chief Investment Officer

Business and Organizational Background
Phoenix is a holding company with operating subsidiaries that provide life insurance and annuity products through independent agents and financial advisors. Our core mission is to help these financial professionals provide solutions to families and individuals planning for or living in retirement. Our policyholder base includes both affluent and middle market consumers, with more recent business concentrated in the middle market. Saybrus, our distribution subsidiary, provides dedicated life insurance and other consulting services to financial advisors in partner companies as well as support for sales of Phoenix's product line.

In 2014, 99% of Phoenix product sales, as defined by total annuity deposits and total life premium, were annuities, and 93% of those sales were fixed indexed annuities. New product launches and investments in service and technology enabled us to deliver competitive products and a high standard of service to our distributors and policyholders.

Phoenix's key operating metrics for 2014 were solid, including annuity deposits growing to approximately $770 million, low life surrender rates and increases in Saybrus revenue and earnings.

These achievements came at a time when we were involved in a restatement, and meeting an aggressive schedule for catching up on our SEC reporting obligations. The Company resumed its status as a current SEC filer with the filing of our third quarter 2014 Form 10-Q on November 21, 2014. The expenses related to this work was a primary driver of a net loss for the year as well as a decline in holding company capital. At the same time, capital levels for the life insurance subsidiaries increased modestly as we pursued our goals for financial strength and flexibility.

Compensation Actions in 2014
Our philosophy and approach to executive compensation is to strongly align pay with performance. The Prior Restatement impacted our compensation programs in a variety of ways as we strove to maintain alignment between those programs, our business strategy and shareholder interests. Completing the Prior Restatement and becoming a current SEC filer was a top corporate priority in 2014. Once that was achieved, our goal was to return to a compensation approach that was consistent with past programs, but enhanced to address the current status of the business, change in market practice and shareholder feedback.

Given the Prior Restatement and the resulting lack of U.S. GAAP information, we were challenged in setting annual or multi-year goals relating to a key incentive plan earnings measure - GAAP Pre-Tax Operating Income. Therefore in 2014, in order to maintain focus on earnings and profitability, the Compensation Committee chose to replace that metric with Change in Surplus, a statutory earnings measure, as a core incentive plan earnings measure.
The Committee also determined that for this period, financial measures used consistently in our annual and long-term plans would best focus executives and employees on key business priorities aligned with shareholder interests. While not consistent with some prior feedback from shareholders, the

30

COMPENSATION DISCUSSION AND ANALYSIS

Committee believed it was the right business decision for the company at that time given the impact of the Prior Restatement, the lack of current U.S. GAAP information and limited equity compensation to grant.
The financial measures used in our 2014 annual and long-term incentive plans represented a balanced scorecard approach with emphasis on growth and profitability. These financial measures included:

•	Change in Surplus, a statutory earnings measure;

•	Adjusted Risk Based Capital ("RBC"), a measure of balance sheet strength and an important measure of capital adequacy used by regulators and rating agencies;

•	Contribution Dollars, a measure of new business profitability;

•	Saybrus EBITDA, a long-term business priority.

In 2014, the Committee:

•
Granted two long-term incentive ("LTI") awards. The first award ("Grant A") made in June, was designed to accomplish objectives that would have been addressed by the 2013-2015 LTI which was not granted due to the Prior Restatement. A second LTI award ("Grant B") was made in December once we became a current SEC filer. This LTI award was designed to serve as the regular annual long-term incentive grant for 2014.

•	Introduced relative Total Shareholder Return ("rTSR") as a component of our Grant B LTI award.

•	Approved a target incentive increase to one NEO.

•
Granted supplemental awards to two NEOs. These awards were granted to recognize their sustained leadership throughout the Prior Restatement process and the resumption by Phoenix of its status as a current SEC filer.

Summary of 2014 Changes to Compensation Levels

Pay Adjustments
Mr. Cassidy's target total direct compensation for 2014 was 7% higher than for 2013. This was due to increases in his targets for sales commissions (due to projected sales growth) and Saybrus Profit Sharing, and was partially offset by a reduction to the target for his Phoenix Profitability Incentive. Mr. Cassidy's base salary was unchanged in 2014. For more information on Mr. Cassidy's elements of compensation, see 2014 Saybrus Annual Incentive Plan on page 43 and Grants of Plan-Based Awards on page 52.

Our CEO’s and other NEOs’ target compensation levels were unchanged from 2013 levels.

31

COMPENSATION DISCUSSION AND ANALYSIS

No LTI grant in 2013, grant made in 2014 to address objectives of missed 2013 grant
The Compensation Committee did not grant LTI in 2013 as a result of the Prior Restatement and the resulting lack of U.S. GAAP information for long-term goal setting. The Compensation Committee made two grants in 2014. Grant A was designed to accomplish the objectives that would have been addressed by a 2013 LTI grant and was granted in June 2014. Grant B, granted in December 2014, represents the regular grant for the 2014-2016 LTI cycle.

In setting pay levels, the Compensation Committee considers a number of factors and analyses as described in Process for Determining NEO Compensation beginning on page 36. In particular, the Compensation Committee completes a thorough review of target total direct compensation levels (salary, target annual incentive plus target LTI) focusing on both external competitiveness and year-over-year changes.
Given that no LTI grant was made in 2013, as disclosed in our 2014 Proxy Statement, target total direct compensation for that year was artificially low. Conversely, with two grants made in 2014, total target direct compensation for 2014 is artificially high.

The chart below summarizes target total direct compensation for all of the NEOs combined, in 2012 and two different calculations for 2013 and 2014. The first 2013 calculation (labeled "2013 As Granted") excludes the value of Grant A in the 2013 figures, and includes it in the 2014 figures. The second approach (labeled “2014 Normalized”) illustrates what target incentives for 2014 resemble if the target value of Grant A is excluded from the 2014 calculation and included in the 2013 calculation and shown as "2013 Normalized."

When Grant A is excluded from 2014 compensation and instead considered with 2013 compensation ("2014 Normalized"), target total direct compensation levels for 2013 and 2014 are similar to the levels shown for "2012 As Granted."

32

COMPENSATION DISCUSSION AND ANALYSIS

Special supplemental bonus awards granted in 2014

The Compensation Committee granted special supplemental bonus awards to two NEOs, Ms. Malley in April 2014 and Mr. Wilkos in July 2014. These awards were designed to reward the completion of restatement activities according to prescribed schedules and to sustain leadership during the Prior Restatement process and the resumption by Phoenix of its status as a current SEC filer. Ms. Malley, as CFO, was in a key role and her leadership was critical to a successful outcome. Ms. Malley was appointed CFO in November 2012. Mr. Wilkos, as Chief Investment Officer, is responsible for an area of the business that is important to generating our financial results.

Ms. Malley's cash award was $350,000 payable in three installments of 50%, 25% and 25%. The first installment was paid on April 15, 2014 and was contingent upon the filing with the SEC of the Company's 2012 Annual Report on Form 10-K. The second installment was paid on August 15, 2014 and was contingent upon the filing of the Company's 2013 Annual Report on Form 10-K, and the third installment was paid on December 31, 2014 and was contingent upon the timely filing of the Company's Form 10-Q for the third quarter 2014 and the filing of the Company's Form 10-Q for the third quarter 2013.

On December 12, 2014, the Committee modified one of the conditions to the third installment Ms. Malley's award. The original conditions for payment of the third installment reflected the timetable consistent with the administrative order approved by the SEC in March 2014. That timetable was revised in the amended SEC administrative order (the "Amended Order") approved by the SEC in August 2014. The Committee determined that modifying one of the conditions to payment of the third installment to reflect the timetable in the Amended Order, is consistent with the intent of the agreement as originally approved and consistent with other compensation arrangements in place for management and non-management employees.

Mr. Wilkos' $175,000 cash award was paid on December 15, 2014 and was contingent upon the Company becoming a current SEC filer with the filing of the Company's 2014 Quarterly Report on Form 10-Q for the period ended September 30, 2014.

Both Ms. Malley's and Mr. Wilkos's awards are subject to the Company's Compensation Recovery Policy ("Clawback Policy").

Increased Pension Values
The Summary Compensation Table reflects increased pension values for 2014. The primary drivers of the increased values were a decrease in discount rates and adoption of new mortality tables used in determining the value of pension benefits. Our pension plan was frozen in 2010 ceasing any future additional credit for age and service. These changes in assumptions will not result in a change to participant's benefits and are not due to any changes in the program or provisions.

Shareholder Outreach and Responsiveness
Shareholders had the opportunity to vote on executive compensation as disclosed in our 2014 Proxy Statement at the 2014 Annual Meeting held on November 20, 2014. At that time, 93% of shareholders cast votes in favor of our advisory Say on Pay vote.
In preparation for the 2014 Annual Meeting, the Company conducted shareholder outreach as described in the Shareholder Engagement section on page 10 and filed supplemental materials with the SEC to ensure that shareholders had adequate information to make informed decisions. The focus of the outreach was to provide background on the Company's Prior Restatement, its impact on executive compensation programs, actions taken based on shareholder feedback and the role of the Board in overseeing the Prior Restatement and compensation programs during this period.
The executive compensation feedback received included preferences for:

•	Using relative return measures in the LTIP

•	Differentiating incentive metrics between the annual incentive plan and LTIP

•	Providing clear disclosure of compensation practices and decisions
As a result of the most recent outreach, we are taking the following actions:

•	Adding a relative Total Shareholder Return measure to the most recent long-term incentive grant (Grant B)

•	Refining our CD&A to be more clear and more transparent

•	Better differentiating incentive measures between the annual incentive plan and LTIP for future incentive awards

We plan to continue shareholder outreach and will consider shareholder feedback as we design compensation programs.

33

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Executive Compensation Program
The design and objectives of our executive compensation program are based on a pay for performance philosophy in which variable, performance-based incentives directly aligned with our strategic goals represent a significant component of an executive’s compensation opportunity.

•
Link compensation to performance results. The program is weighted in favor of incentive pay, in the form of annual and long-term performance incentives, to motivate and reward the creation of shareholder value.

•	Align the interests of our NEOs and shareholders. The program is designed to reward our NEOs when their performance produces profitable growth and improved returns. The business goals used for determining annual and long-term incentive awards are based on financial and operational measures directly aligned with the business strategy. These measures of success create a close alignment between the interests of our NEOs and our shareholders.

•
Attract, motivate, and retain high caliber leadership by providing competitive compensation opportunities. The program assesses total compensation opportunities against peer companies to attract and retain executives with the experience and talent required to achieve our strategic objectives.

Effective Corporate Governance Practices

WHAT WE DO	WHAT WE DO NOT DO
- Pay for performance	- Provide employment agreements to NEOs
- Maintain performance-based variable compensation	- Permit hedging or pledging of Company securities
- Maintain stock ownership guidelines	- Reprice equity awards
- Limit perquisites	- Gross up for excise taxes upon a change-in-control
- Apply clawback policy to broader group and all incentive plans	- Gross up for income taxes on executive perquisites or benefits

- Utilize double-trigger change-in-control provisions
- Engage an independent compensation consulting firm
- Maintain dialog with shareholders and consider feedback into incentive plan design

34

COMPENSATION DISCUSSION AND ANALYSIS

Pay Mix
We heavily weight the compensation for NEOs, who bear the most responsibility for our performance, toward at-risk variable compensation (annual and long-term incentives). Actual amounts earned may differ from targeted amounts based upon multiple performance measures closely aligned with our business objectives. In 2014, pay mix consisted of base salary, the annual incentive award under our Performance Incentive Plan ("PIP") and two LTI grants.
Both LTI grants were performance-based and subject to the achievement of pre-defined performance targets. Grant B includes an rTSR measure and compares Phoenix Total Shareholder Return to the Russell 2000 on a relative basis over the performance period. With the two long-term grants made during 2014, 84% of our CEO's target pay and, on average, 72% of the target pay for our other NEOs is performance-based and subject to the achievement of pre-defined performance targets. If Grant A is attributed to 2013, then 75% of our CEO's target pay and, on average, 65% of the target pay of our other NEOs is performance based and subject to the achievement of pre-defined performance targets. These percentages are consistent with 2012, the most recent performance year that had an LTI grant made in the traditional timeframe.

2014 Pay Mix for CEO, as Granted in 2014
Fixed Pay: 2014 Base Salary 16%
Variable Pay: 2014 PIP (Target) 17%
Variable Pay: Grants A & B (Target) 67%

2014 Pay Mix for CEO, Excluding Grant A
Fixed Pay: 2014 Base Salary 25%
Variable Pay 2014 PIP (Target) 25%
Variable Pay: Grant B 50%

2014 Average Pay Mix for Other NEOs in Aggregate, as Granted in 2014
Fixed Pay: 2014 Base Salary 28%
Variable Pay: 2014 PIP (Target) 30%
Variable Pay: Grants A & B (Target) 42%

2014 Average Pay Mix for Other NEOs in Aggregate, Excluding Grant A
Fixed Pay: 2014 Base Salary 35%
Variable Pay: 2014 PIP (Target) 38%
Variable Pay: Grant B (Target) 27%

35

COMPENSATION DISCUSSION AND ANALYSIS

Process for Determining NEO Compensation

Board of Directors and Compensation Committee
The Board is responsible for reviewing the performance of and approving compensation awarded to the CEO. This process is conducted annually, or whenever a CEO change occurs, based upon recommendations from the Compensation Committee.

The Compensation Committee is responsible for reviewing the performance of, and approving compensation awarded to, all other NEOs. This assessment is done annually, or whenever changes in NEO leadership occur, based upon recommendations from the CEO.

Compensation Consultant
The Compensation Committee has retained an independent compensation consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy”), for advice on executive and director compensation matters. The chair of the Compensation Committee oversees the consultant’s work. Management does not retain its own consultant for executive compensation matters and did not use any consulting services from Semler Brossy in 2014. The Compensation Committee has conducted an assessment of its relationship with Semler Brossy pursuant to SEC and NYSE rules regarding advisor independence, and has not identified any issues with independence or conflicts of interest at this time.

During 2014, Semler Brossy advised the Compensation Committee on emerging best compensation practices and assisted the Compensation Committee in its review and analysis of executive and director compensation, including its assessment of NEO compensation levels and its analysis of comparative market data, as well as other pay practices and provisions.

Role of Management
The Company’s Human Resources department supports the Compensation Committee in the execution of its responsibilities. The Company’s head of Human Resources supervises the development of materials for each Compensation Committee meeting. The CEO and the CFO collaborate with the head of Human Resources in providing recommendations related to performance measures and metrics. No member of the management team, including the CEO, has a role in determining his or her own compensation.

Compensation Determinations
On an annual basis, or when changes in NEO leadership occur, the CEO recommends, and the Compensation Committee reviews and approves, NEO target pay opportunities, except for the CEO. The Compensation Committee takes a multi-faceted approach to determining compensation for NEOs. Without prescribing particular weighting to any one factor, the Compensation Committee takes into account the following factors:

•	Relative strategic value of role.

•	Individual performance.

•	Change in responsibilities, if applicable.

•	Experience in role, if applicable.

•	Current compensation relative to competitive market references.

•	Current compensation relative to internal peers.

The Compensation Committee takes a similar approach to evaluating the CEO’s compensation in making its recommendation to the Board.

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COMPENSATION DISCUSSION AND ANALYSIS

Assessing Competitiveness of Compensation
As noted in the Objectives of Executive Compensation Program section on page 34, the Compensation Committee seeks to provide competitive pay opportunities in order to attract, motivate and retain high caliber leadership. In assessing the appropriateness of each NEO’s compensation, the Compensation Committee considers total compensation relative to market as one of many inputs. The Compensation Committee adopted the current approach to compensation market assessments in 2013, based on feedback received from shareholders. Our Competitive Assessment process is outlined below:

Competitive Assessment
Peer Group
Includes 14 public life and health insurance companies and financial services companies of similar size to Phoenix in terms of assets.

These companies share many business model characteristics with the Phoenix and some of the peers are direct business competitors. Phoenix’s direct business competitors also include larger life insurance companies that are not included in this compensation peer group given the differences in relative size and scale.

Use of Proxy Data from Peer Group
Used Peer Group proxy data to evaluate NEOs when sufficient data is available for the position (e.g., provides primary comparison data for the CEO and CFO). Peer Group proxy data may not be used for all other NEOs because of a lack of relevant matches.

Use of Survey Data	Utilized as a secondary comparison for CEO and CFO but remains the primary comparison data for all other NEOs for whom proxy data is insufficient or unavailable.

The primary factors in selecting peer companies were comparability of business and asset size. The Company believes screening peers based on assets identifies companies with comparable organizational complexity better than screens based on revenue or market cap.

Compilation of Peer Group:

The peer group consists of 14 similarly-sized publicly traded life insurance and financial services companies that potentially compete with the Company for business and executive talent. The median assets of this peer group is approximately $22 billion, similar to the Company's approximate $22 billion in assets. Eight of the 14 companies have assets between one-half of and two times the Company’s assets. For determining 2015 target compensation levels, the Company used proxy data from the peer group as a primary source for competitive data and supplemented with the 2014 edition of each of the surveys referenced below as an additional source of competitive data. The peer group is reviewed annually to ensure continued relevance.

The following companies comprise the proxy data peer group:

American Equity Investment Life Holding
American Financial Group Inc
American National Insurance Company
CNO Financial Group Inc
FBL Financial Group
Independence Holding Company
Kansas City Life Insurance Company
National Western Life Insurance Company
Primerica, Inc.
Protective Life Corp.
StanCorp Financial Group, Inc.
Symetra Financial Corporation
Torchmark Corporation
Unum Group

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COMPENSATION DISCUSSION AND ANALYSIS

Survey data:

For the CEO and CFO positions, Peer Group proxy data is the primary source for comparison data. For all NEOs, the Compensation Committee referenced industry-specific and general industry compensation data from the 2014 US

Mercer Benchmark Database ("Mercer") and the 2014 Towers Watson Diversified Insurance Study of Executive Compensation ("Towers Watson DIS").

Survey Name	Description
Mercer
Provided data from 203 insurance companies (median assets $13 billion).
- If insurance company data was not available for a particular NEO position, the Company utilized general industry data on executive positions based on input from over 3,000 organizations, with median revenue of about $1 billion.
- Because the Company was larger than the median, we referenced the 50th to 75th percentile of the compensation reported by the companies in this survey.

Towers Watson DIS
Provided data from the smaller half of the survey, representing 12 insurance companies with assets under $125 billion, and median assets of about $61 billion.
- If data from the smaller half of the survey was not available for a particular NEO position, the Company utilized data from the full survey population of 29 insurance companies, with median assets of about $195 billion.
- Because the Company was smaller than the median, we referenced the 25th to 50th percentiles of the compensation reported by the companies in this survey.

The following tables describe the methodology for assessing total compensation relative to market during 2014.

CEO and CFO
Source Priority	Reference	Median Asset Size	Compensation Reference Range (Percentile)
Primary	Proxy Peer Group	$22 billion	25th - 50th
Secondary	Towers Watson DIS	$61 billion(1)	25th - 50th
If Secondary is not available	Towers Watson DIS	$195 billion (1)	10th -25th

Other NEOs
Source Priority	Reference	Median Asset Size	Compensation Reference Range (Percentile)
Primary	Mercer	$13 billion(2)	50th - 75th
If Primary is not available	Mercer	$1 billion revenues(2)	50th - 75th
Secondary	Towers Watson DIS	$61 billion(1)	25th - 50th
If Secondary is not available	Towers Watson DIS	$195 billion (1)	10th -25th

(1)	If secondary source is not available, the larger group of 29 insurance companies with median assets of $195 billion is referenced at the 10th - 25th percentile range.

(2)	If primary source is not available, the larger group of over 3,000 companies with median revenues of $1 billion is referenced at the 50th - 75th percentile range.

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COMPENSATION DISCUSSION AND ANALYSIS

Project to Assess the Treatment of Incentive Plans Given the Restatement of Certain 2013 and 2014 Financial Statements
On February 6, 2015, the Company filed a Form 8-K with the SEC disclosing that it would restate prior period financial statements filed with the SEC for the quarter and year ended December 31, 2013 due to errors relating to the annual actuarial assumptions review performed by the Company for the 2013 fiscal year. The February 6, 2015 disclosure also said that the company would restate financial statements for the quarter ended June 30, 2014 after previously recorded and disclosed out-of-period adjustments and recently discovered immaterial errors were determined to be material when aggregated.
In connection with the restatement, in March, 2015, the Compensation Committee engaged Semler Brossy and independent legal counsel to advise it in determining whether any compensation adjustments for our NEOs were warranted for the Company’s “closed” incentive plans (defined to include all paid incentive plans and compensation arrangements potentially impacted by the restatement).
As part of this review, the Committee considered the Company’s Clawback Policy. The Company’s Clawback Policy permits the Committee, in the exercise of its sole discretion, to recover the compensation of certain employees covered by the policy if the Committee determines that a material restatement or fraud has occurred. The Company enhanced its Clawback Policy in 2013 to make it broader than the Sarbanes-Oxley requirements. The policy allows the Board greater discretion in the use of clawbacks, such that the Committee determines when to apply the clawback, how to apply it, and to whom. The policy provides the Committee with the ability to claw back compensation under a wide range of circumstances, including fraud, misconduct, financial restatement, and the restatement of performance results. The policy is further described in Clawback Policy on page 48.
The Compensation Committee noted there was no evidence to suggest any fraudulent or intentional wrongdoing on the part of any employee, including the NEOs, and the results reflected in the restated financial statements would not have caused lower amounts of incentive compensation to be payable to the Company’s NEOs or other affected employees. Consistent with the Clawback Policy, the Committee considered the applicable facts and circumstances and determined that it would not be in the best interests of the Company or its shareowners to seek recovery of incentive compensation from our NEOs. As a result, the Compensation Committee concluded the facts and circumstances relating to the restatement did not warrant adjustment of compensation previously paid to the Company’s NEOs.
The Committee also conducted a review of the implications of the restatement on the Company’s “open” incentive plan (defined as the unpaid incentive plan potentially impacted by the restatement). The Committee employed an objective framework, which was consistent with the approach used in the January 2014 project to assess the treatment of open incentive plans then subject to the Prior Restatement. The Committee also considered the process and results of the review of closed plans and concluded that no modifications or adjustments to the open plan were appropriate.

39

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation

Salary
Salaries are reviewed annually as a component of total direct compensation targets. Adjustments, if any, are based upon an evaluation of market data, change in responsibilities, and current compensation relative to internal peers, as well as each NEO’s level of responsibility, experience and expertise.
None of our NEOs received an increase in salary in 2014.

Annual Incentives
All Company employees, including the NEOs, have the opportunity to earn cash incentive awards for achievement of predetermined performance objectives approved by the Compensation Committee and for our CEO, the Board. Our NEOs participate in one or a combination of two annual incentive plans, based on their roles. In each case, the Compensation Committee (and, in the case of the CEO, the Board) has the authority to exercise discretion to reduce an NEO’s award based on circumstances related to the Company or the NEO.

Name	Annual Incentive Plan
	Performance Incentive Plan	Saybrus Annual Incentive Plan	Investment Incentive Plan
Wehr	✓
Malley	✓
Cassidy(1)		✓
Hofmann	✓
Wilkos(2)	✓		✓

(1)	Mr. Cassidy participates in the Saybrus Partners, Inc. Profit Sharing Plan, Profitability Incentive and Sales Commissions (see description below).

(2)	Mr. Wilkos participates in the PIP (50%) and the Investment Incentive Plan (50%).

Annual Incentive Plan for Executive Officers
The Company has a 162(m) shareholder-approved plan designed to preserve the tax deductibility of payments. The plan allows for the payment of annual bonuses based on the achievement of performance objectives established by the Compensation Committee from among various performance criteria identified in the Annual Incentive Plan for Executive

Officers (the "Annual Incentive Plan"). The performance objective for 2014 was achievement of adjusted risk based capital of 250%. Performance against this objective establishes the maximum payout level for the Annual Incentive Plan(s) in which they participate, which are detailed on the following pages.

2014 Performance Incentive Plan
The majority of employees, including those NEOs noted in the chart above, participate in the PIP, which is based on overall Phoenix performance. The Saybrus Partners, Inc. Profit Sharing Plan and the Investment Incentive Plan are described separately below.

Each year, the Company funds an aggregate award pool for all participants based upon Company performance against pre-established metrics for certain financial and operating measures, described for 2014 in the 2014 Performance Incentive Plan Results table on page 41.

The performance metrics for each measure, as well as the relative weights of each measure, are based upon the Company’s strategic and financial plans that are reviewed by the Board at the beginning of the year. The five measures chosen for the 2014 PIP provide a diversified set of measures, and 75% are related to growth or profitability (Change in Surplus, Contribution Dollars and Saybrus EBITDA).

40

COMPENSATION DISCUSSION AND ANALYSIS

Maximum Payout
Typically, incentive awards under the PIP range from 0% to 200% of an individual’s incentive target. However, the Compensation Committee reduced the maximum payout percentage for the 2014 PIP from 200% of target to 150% of target because of the shorter time period between plan rollout and the end of the performance period.

Timing of Rollout
Due to the Prior Restatement and delays in completing our 2013 GAAP financial statements, the timing of the rollout of the 2014 Plan was delayed.

•	The 2013 Form 10-K was filed on August 6, 2014, which then made it possible to establish 2014 goals.

•	The framework for the 2014 plan had been provided to the Committee in April, and the plan metrics were finalized on June 13, 2014.

2014 Performance Incentive Plan Results
Performance Measures $ in millions	Weight	2014 Threshold	2014 Target	2014 Maximum	Actual Results	Percent of Target Earned
		(50% payout)	(100% payout)	(200% payout)			How Goals were Set
Change in Surplus	50%	$28.1	$96.2	$164.3	$58.0	72%
Target reflected 2014 financial plan. Threshold exceeds 2013 actual results. Threshold is 50% of 2014 Target, less $20 million and Maximum is 150% of Target plus $20 million. The $20 million decrease to Threshold and increase to Maximum is to recognize the volatility of economic factors on statutory earnings.

Adjusted Risk Based Capital (RBC) (1)	15%	335%	375%	415%	345%	63%
Target reflected 2014 financial plan. 2014 Threshold and Target are below 2013 actual results due to the addition of restatement expenses and the cash flow testing reserve, which are now reflected in the 2014 financial plan.

Contribution Dollars from 2014 Business	15%	$0.0	$3.0	$9.0	$5.2	137%	Target reflected 2014 financial plan. Target was set based on a strategic business decision to focus on generating sales dollars during an uncertain time.
2014 Saybrus EBITDA	10%	$3.5	$5.6	$7.7	$6.3	133%	Target reflected 2014 financial plan. No payout on this measure if 2014 results below 2013 actual results. Target represents a 60% increase over 2013 actual results.
Restatement and Filings Timeline(2)	10%	see below	see below	see below	see below	150%	Target reflected meeting designated filing dates, as per the SEC order.

(1) Adjusted RBC is statutory capital divided by risk based required capital above $50 Million.
(2) The following table describes the Restatement and Filings Timeline measure in greater detail.

41

COMPENSATION DISCUSSION AND ANALYSIS

.

Restatement and Filings Timeline Milestones (Detail)
Filing	Weight	2014 Threshold	2014 Target	2014 Maximum	Actual Results	Percent of Target Earned
		(50% payout)	(100% payout)	(200% payout)
2012 PNX Form 10-K Filing	2%	2012 PNX Form 10-K filed in 2014	2012 PNX Form 10-K filed within five business days of designated filing date	2012 PNX Form 10-K filed before designated filing date	2012 PNX Form 10-K filed within five business days of designated filing date	100%
2013 PNX Form 10-K Filing	3%	2013 PNX Form 10-K filed in 2014	2013 PNX Form 10-K filed within five business days of designated filing date	2013 PNX Form 10-K filed before designated filing date	2013 PNX Form 10-K filed within five business days of designated filing date	100%
Current filer status with the filing of the 2014 PNX Q3 Form 10-Q(1)	5%	Current filer for PNX with filing of the 2014 PNX Q3 Form 10-Q in 2014, but more than 5 business days after designated filing date	Current filer for PNX with filing of the 2014 PNX Q3 Form 10-Q within five business days of designated filing date	All three filing milestones met at target or better	All three filing milestones met at target or better	200%
(1) This is consistent with the amended SEC order approved by the SEC in August 2014.
2014 Investment Incentive Plan
Mr. Wilkos, our Chief Investment Officer, has an annual incentive target that is equally weighted between the PIP and the Investment Incentive Plan ("IIP"). The IIP is designed to reward superior returns for the Company's investment portfolio. The IIP Goals and Results are shown below.

2014 Investment Incentive Plan
Performance Measures	Weight	2014 Incentive Goals			Actual Results		Percentage of Target Earned
		Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)
New Money Spread	50%	Target Spread	Target + 35bps	Target + 90bps	Target + 58bps		142%
Phoenix Public Corporate Bond Credit Losses(1)	15%	100% of 12-Month Corporate Bond Default Losses	80% of 12-Month Corporate Bond Default Losses	50% of 12-Month Corporate Bond Default Losses	-6%	(2)	200%
Phoenix Private Corporate Bond Credit Losses(1)	15%	100% of 12-Month Corporate Bond Default Losses	80% of 12-Month Corporate Bond Default Losses	50% of 12-Month Corporate Bond Default Losses	8%		200%
Phoenix Structured Bond Credit Losses(1)	15%	100% of 12-Month Structured Bond Default Losses	80% of 12-Month Structured Bond Default Losses	50% of 12-Month Structured Bond Default Losses	-49%	(2)	200%
Phoenix Portfolio CLO/CDO Credit Losses(1)	5%	100% of 12-Month CLO/CDO Bond Default Losses	80% of 12-Month CLO/CDO Bond Default Losses	50% of 12-Month CLO/CDO Bond Default Losses	N/A%	(2)(3)	200%
Total							171%

(1)	Credit losses compare actual credit losses in each category during 2014 to the market credit losses for that year.

(2)	Net credit gains occurred. Impairment losses were more than offset by credit gains on sale or redemption of impaired securities.

(3)
The ratio of actual to market credit losses cannot be expressed as a percent, because market credit losses were zero. Phoenix's net credit gains indicate that the actual result is at the Maximum level of performance for this measure.

42

COMPENSATION DISCUSSION AND ANALYSIS

2014 Saybrus Annual Incentive Plan
Mr. Cassidy participates in the Saybrus Partners, Inc. Profit Sharing Plan and additional sales and profitability incentives, in lieu of the PIP. The Profit Sharing Plan is funded at 15% of Saybrus EBITDA and pays out to individuals who attain a certain annual performance rating specified under the Company performance management program. Mr. Cassidy and other Saybrus principals are allocated a defined percentage of the pool. Mr. Cassidy's additional incentives are based upon specific sales and profitability measures related to the Saybrus business segment. Incentives related to sales measures are determined based on sales volumes and commission rates that vary by product and distribution channel. Incentives related to profitability measures are based on the contribution margins associated with new annuity sales.

2014 Annual Incentive Plan Results

Name	Position	Annual Incentive Target	Payout Results
James D. Wehr	President and CEO	$700,000	$658,000
Bonnie J. Malley	Executive Vice President and Chief Financial Officer	335,000	$314,900
Edward W. Cassidy (1)	Executive Vice President, Distribution	798,990	$925,953
Peter A. Hofmann	Executive Vice President, Strategy and Business Development	350,000	$329,000
Christopher M. Wilkos (2)	Executive Vice President and Chief Investment Officer	335,000	$443,875

(1)	Mr. Cassidy participates in the Saybrus Partners, Inc. Profit Sharing Plan, Profitability Incentive and Sales Commissions.

(2)	Mr. Wilkos participates in the PIP (50%) and the Investment Incentive Plan (50%).

Long-Term Incentive Awards
LTI awards are designed to drive results over time and encourage retention of participants. Typically, LTI awards are granted on an annual basis and cover a three-year period or plan cycle (“LTIP cycle”) with target awards determined at the beginning of the cycle. Awards are paid at the end of the cycle, contingent upon achievement of certain performance criteria and Compensation Committee approval of those results. Recent grants, including the 2012-2014 LTI grant, were determined based on a performance component and a stock price modifier. However, in 2013, the Compensation Committee concluded that it was appropriate to hold off making the annual LTI grant due to:

•	Limited visibility in setting three-year goals as a result of the Prior Restatement and the resulting lack of U.S. GAAP information.

•	Constraints in using stock price to modify an award until we were a current SEC filer.

Not granting LTI awards in 2013 created potential for a retention and incentive gap among senior managers who participate in the plan. In order to address this gap, the Compensation Committee established a two-grant structure in 2014 with Grant A and Grant B. This strategy allowed the Compensation Committee to return to the Company's historical past practice of granting LTI awards on an annual basis, reduce the retention risk and align participants with shareholders in the long term.

43

COMPENSATION DISCUSSION AND ANALYSIS

Grant A
Grant A was made on June 13, 2014. This performance cash award is described below and will vest at the end of 2015 if the performance measures are met. The two-year performance period aligns with the payout schedule of the 2013-2015 LTIP had it been granted. To emphasize profitable growth, Change in Surplus carries the highest weighting.

Grant A
Performance Measures	Weight	Description
2014 & 2015 Change in Surplus (Statutory Earnings)	45%	Change in surplus, excluding the impact of capital contributions from the holding company, surplus note issuance and dividend scale changes.
2015 Year-End Adjusted RBC (1)	20%	Statutory capital divided by risk based required capital adjusted by excess holding company capital above $50 million.
2014 & 2015 Contribution Dollars	15%	Present value of future statutory profits associated with new life and annuity sales.
2014 & 2015 Saybrus EBITDA	10%	Earnings before interest, taxes, depreciation and amortization.
2015 Business Conservation (2)	10%	Persistency of the in force block of business - statutory surrender benefits and withdrawals divided by average assets.
(1) Adjusted RBC is statutory capital divided by risk based required capital above $50 million.
(2) Business conservation is measured as surrender ratio.

The Compensation Committee intends for Grant A to:

Align senior management with strategic business priorities. Although some of the measures are the same as those used in the 2014 annual incentive plan, the Committee believed it was the right business decision for the company at that time given the impact of the Prior Restatement, the lack of current GAAP information and limited equity compensation to grant.

Provide a diversified mix of measures intended to reduce the potential for unintended outcomes. Seventy percent of the plan is associated with growth and profit measures (Change in Surplus, Contribution Dollars, and Saybrus EBITDA).

•
Change in Surplus is a key statutory earnings measure widely viewed as an indicator of financial strength and stability. Without current U.S. GAAP financials, the Company concluded it did not have a sufficient basis to set a two-year goal for Pre-Tax GAAP Operating Income, the earnings measure used in past plans. In order to maintain focus on profitability, the Compensation Committee chose to use Change in Surplus as a replacement.

•	Adjusted RBC is a measure of balance sheet strength and is an important measure of capital adequacy used by regulators and rating agencies.

•	Contribution dollars is a measure of new business profitability.

•	Saybrus EBITDA is a long-term business priority.

•	Business conservation measures in force retention and is crucial to maintaining Phoenix’s market presence and financial stability.

The table below indicates the target values of Grant A:

Grant A Target Values (1)
James D. Wehr	$1,400,000
Bonnie J. Malley	$330,000
Edward W. Cassidy	$280,000
Peter A. Hofmann	$275,000
Christopher M. Wilkos	$330,000
(1)Threshold value is 50% of Target Value and Maximum Value is 150% of Target Value.

44

COMPENSATION DISCUSSION AND ANALYSIS

Grant B
Grant B was made on December 19, 2014. It is intended to serve as the normal 2014-2016 LTIP grant. This performance cash award establishes rTSR as a component of the plan for the first time. To emphasize alignment with shareholders, this measure carries a 50% weight. Grant B includes many of the same financial measures as Grant A to provide continuity and alignment with strategic goals. To emphasize profitable growth, Change in Surplus maintains the highest weight of the financial measures. Grant B is described below and will vest at the end of 2016 if these performance measures are met.

Performance Measures	Weight	Description
Relative Total Shareholder Return	50%	Comparison of Phoenix stock price appreciation and dividends vs. Russell 2000 companies stock price appreciation and dividends
2015 & 2016 Change in Surplus (Statutory Earnings)	25%	Change in surplus, excluding the impact of capital contributions from the holding company, surplus note issuance and dividend scale changes.
2016 Year-End Adjusted RBC (1)	12%	Statutory capital divided by risk based required capital adjusted by excess holding company capital above $50 million.
2015 & 2016 Contribution Dollars	8%	Present value of future statutory profits associated with new life and annuity sales.
2015 & 2016 Saybrus EBITDA	5%	Earnings before interest, taxes, depreciation and amortization.
(1) Adjusted NAIC RBC Ratio is total adjusted capital divided by two times risk-based required capital for Phoenix Life, adjusted by excess holding company capital above $50 million.
(2) Business conservation is measured as surrender ratio.

The Compensation Committee intends for Grant B to:

•	Create strong alignment between shareholders and management with the use of a long-term program that is heavily weighted (50%) to rTSR performance compared to alternative potential investments.

•	Cover a multi-year performance period and include differentiated measures from annual plan (rTSR), in response to shareholder feedback.

•
Provide measures that align senior management with strategic business priorities. Although some of the measures are the same as those used in the Grant A and the 2014 annual incentive plan, they only account for 50% of Grant B and incorporate an extended performance period. The remaining 50% of the plan is associated with rTSR.

•
As discussed above with respect to Grant A, the four financial measures for Grant B provide a diversified mix of measures intended to reduce the potential for unintended outcomes, and three of the four measures are associated with growth and profitability (Change in Surplus, Contribution Dollars, and Saybrus EBITDA). Descriptions of each of the measures are included above in the section concerning Grant A. Actual financial goals will be set in 2015 when 2014 results have been finalized.

The combination of Grant A and Grant B is intended to provide appropriate long-term performance incentives and close the potential retention and incentive gap.

The table below indicates the target values of Grant B (same target amounts as Grant A):

Grant B Target Values (1)
James D. Wehr	$1,400,000
Bonnie J. Malley	$330,000
Edward W. Cassidy	$280,000
Peter A. Hofmann	$275,000
Christopher M. Wilkos	$330,000
(1) Grant B was 50% weighted as rTSR and 50% weighted for financial measures. For the rTSR portion, Threshold value is 15% of that portion of Target and Maximum is 200% of that portion of the Target. For the financial measures portion, Threshold value is 50% of that portion of Target and Maximum is 150% of Target.

45

COMPENSATION DISCUSSION AND ANALYSIS

Other Elements and Policies of NEO Compensation

Non-Qualified Deferred Compensation
We maintain non-qualified deferred compensation plans that allow NEOs and select employees to defer a portion of their salary and associated tax payments and receive Company matching contributions on their cash compensation in excess of the Internal Revenue Code limits on compensation in place under our tax qualified 401(k) Plan. For more information about the non-qualified deferred compensation benefits provided to NEOs in 2014, see Non-Qualified Deferred Compensation on page 58.

Supplemental Retirement Benefits
The Supplemental Executive Retirement Plans ("SERPs") are non-qualified defined benefit pension plans that provide supplemental retirement income to our NEOs and select employees. Benefit accruals under the Company’s SERPs were frozen at the close of business on March 31, 2010. The SERPs provided the same benefits as those provided under the broad-based Employee Pension Plan, which was also frozen as of March 31, 2010, except that the benefit limitations imposed by the Internal Revenue Code, and the exclusion of annual incentive compensation in the definition of earnings under the Employee Pension Plan formula prior to July 1, 2007 were not taken into account. Accordingly, when in effect, the SERPs permitted us to provide participants with retirement benefits on the same basis as other similarly situated employees without reduction due to the limits of the Internal Revenue Code and the exclusion of their annual incentive awards. For more detailed information about the SERPs’ benefit, see Pension Benefits on page 55.

Change-in-Control Agreements
During change-in-control events, the Board considers maintaining a sound management team that exercises judgment without bias due to personal concerns to be essential to protecting and enhancing the best interests of the Company and our shareholders. To that end, we afford certain change-in-control benefits to certain executives, including our NEOs, because they hold critical positions within the Company and would be integral to effectuating a corporate transaction. In 2013, the Compensation Committee engaged Semler Brossy to conduct a review and found that our change-in-control agreements are generally consistent with market practices and are aligned with current best practices:

•	Both cash and equity payments are “double trigger,”

meaning that the additional benefits set forth in the agreements will not be paid upon a change-in-control unless the NEO’s employment is terminated involuntarily (other than for cause) or for good reason within a specified period following the transaction.

•	Benefits are capped at 2.99 times average annual compensation and no 280G gross-ups are provided.

•	There are no retirement enhancements.

•	In order to receive payments, the CEO must comply with non-compete restrictions.

The change-in-control and post-termination arrangements are described in Change-in-Control Agreements and Severance beginning on page 61.

Severance
Severance benefits are provided to the NEOs in circumstances outside of a change-in-control through The Phoenix Companies, Inc. Executive Severance Allowance Plan or the Saybrus Partners, Inc. Executive Severance Allowance Plan (the “Executive Severance Allowance Plans”) if the NEO is terminated without cause. The Executive Severance Allowance Plans apply to all NEOs and to any other employee that the CEO determines to be integral to the formulation or execution of our business strategy.

Four of our five active NEOs are covered under the Phoenix Executive Severance Allowance Plan and are eligible for, subject to certain conditions, severance equal to monthly salary and the average of the last two annual incentive awards already paid as of the termination date for a specified number of months based on years of service. The benefits are tiered based on years of service; the minimum payment is nine months of severance and the maximum is 18 months of severance. In addition, the NEOs are paid a prorated portion of their annual and long-term incentives based on actual plan results and the date of termination under the Executive Severance Allowance Plan.

Mr. Cassidy is covered under the Saybrus Executive Severance Allowance Plan which provides for benefits to certain executives of Saybrus Partners, Inc. and its affiliates (“Saybrus”) who meet the eligibility requirements when their employment is involuntarily terminated by Saybrus. The

46

COMPENSATION DISCUSSION AND ANALYSIS

Severance Amount equals (a) the executive’s salary for the one-year period prior to the executive’s separation date plus (b) the two-year average of the executive’s Saybrus annual variable compensation amount and profit sharing plan amount for the immediate two years prior to the executive’s separation date.

An employee who is covered by a change-in-control agreement and an Executive Severance Allowance Plan can receive only the benefits of one of the coverages in the event of a termination.

Perquisites
We provide perquisites to our NEOs as an incremental benefit to recognize their position within the Company. Perquisites are not a material part of our executive compensation. Available perquisites include:

•	Annual preventative medical care reimbursement of up to $500.

•	Annual reimbursement for financial planning and tax services of up to $3,000.

•	Travel expense reimbursement for expenses associated with spousal business travel when such attendance is expected.

•	Relocation assistance.

For information about perquisites provided to NEOs in 2014, see Note 5 of the Summary Compensation Table on page 50.

Equity Grant Procedures
When utilized, stock options and RSUs are granted to both executive and non-executive employees pursuant to our equity grant policy. Under this policy:

•
Equity awards made as part of a recurring compensation program, such as LTI awards to NEOs, will be approved and granted at a meeting of the Compensation Committee or, for the CEO, the Board, that occurs within 20 days after the Company’s earnings release for the prior fiscal year.

•
All other stock options and RSUs are generally granted on four scheduled grant dates each year, which occur on the fifth calendar day after the filing deadline for our Form 10-K or Form 10-Q, as applicable.

•	Neither the CEO, the Board nor the Compensation Committee may take any action with respect to any stock option that would be treated as a “repricing” of such stock option.

•	The Compensation Committee may, in its discretion, approve and grant equity awards at other times, if it determines that such action is in the best interests of shareholders.

We do not consider material inside information in determining award amounts or grant dates, and our policy reinforces this practice by intentionally selecting grant dates when decision makers are the least likely to be in possession of material inside information.

Share Ownership and Retention Guidelines Restrictions on Trading
To facilitate stock ownership by our NEOs, we adopted the following ownership and retention guidelines. For NEOs, the guidelines call for each executive to accumulate ownership of our Common Stock (including, for these purposes, RSUs) at a specified multiple of base salary. The CEO has a target ownership of five times base salary, and target ownership for other executive ranges from one to three times base salary.

Instead of a fixed timeframe for attaining these levels of ownership, executives must retain a portion of the equity received from stock-based benefit and compensation plans. When the specific ownership thresholds are met, as measured using the current fair market value of our Common Stock, the retention ratios for future grants are reduced. The initial retention ratio is 75% for the CEO and 25% to 40% for other executives. As of December 31, 2014, none of our active NEOs had met target ownership levels.

The Company’s policy on insider trading permits executives to engage in transactions involving the Company’s equity securities only (1) during “trading windows” of limited duration following the issuance of periodic earnings releases and (2) following a determination by the Company that the executive is not in possession of material non-public information. In addition, the Company has the ability under its insider trading policy to suspend trading by executives in its equity securities. The Company did not have any trading windows in 2014.

47

COMPENSATION DISCUSSION AND ANALYSIS

Anti-Hedging Policy
An Anti-Hedging Policy, which is included in our insider trading policy, for all directors and employees of the Company has been adopted as part of its Code of Conduct. The policy provides that all employees and directors are prohibited from engaging in any hedging transactions against the Company's securities and any derivative securities of the Company. Such transactions include, but are not limited to, short selling, trading input and call options, and forward sales contracts.

Anti-Pledging Policy
An Anti-Pledging Policy, which is included in our insider trading policy, for all directors and employees of the Company has been adopted as part of its Code of Conduct. The policy provides that all employees and directors are prohibited from holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan. Securities held in a margin account may be sold by the broker without the pledgor's consent if the pledgor fails to meet a margin call. Similarly, securities pledged as collateral for a loan may be sold in foreclosure if the pledgor defaults on the loan. A margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities with potential for such margin sale or foreclosure sale to violate the securities laws.

Clawback Policy
The Company enhanced its Clawback Policy in 2013 to make it broader than the Sarbanes-Oxley requirements. The definition of covered employee has been expanded beyond the CEO and CFO and includes the entire executive team, individuals who provide certifications to the CEO and CFO for regulatory filings, LTIP participants and individuals in other key roles as determined by the Board. The policy allows the Board greater discretion in the use of clawbacks, such that the Compensation Committee determines when to apply the clawback, how to apply it, and to whom. The policy provides the Compensation Committee with the ability to claw back compensation under a wide range of circumstances, including fraud, misconduct, financial restatement, and the restatement of performance results. We believe this better aligns with shareholder interests by allowing the recovery of compensation overpayments that were based upon results that are later found to have been inaccurate. We also believe the new policy protects the Company in the event of a restatement while maintaining the integrity of the compensation program by being fair to those executives not directly involved in any misstatement.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) may require us to adopt a broader, less discretionary policy.

When the SEC and NYSE provide mandatory guidance to implement the Dodd-Frank clawback requirement, the Board will consider the guidance and make revisions to our policy as necessary.

Tax and Accounting Considerations
Internal Revenue Code Section 162(m) disallows a tax deduction to public corporations for compensation over $1 million paid to certain NEOs. However, performance-based compensation is exempt from the deduction limit if certain requirements are met. The Compensation Committee intends to structure certain compensation to take advantage of this exemption under Internal Revenue Code Section 162(m), as appropriate, in light of its compensation objectives. However, the Compensation Committee may elect to provide compensation outside those requirements when necessary to achieve its compensation objectives. Our 2014 annual incentive plans were designed in a manner to allow the Compensation Committee to award compensation intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m). Internal Revenue Code Section 409A imposes certain requirements on deferred compensation. If these requirements are not met, employees may be subject to an additional income tax and interest penalties. It is our intent that our non-qualified deferred compensation plans and other compensation covered by Internal Revenue Code Section 409A be operated and administered to meet these requirements. Accounting considerations also play a role in designing the compensation programs made available to our NEOs. Principal among these is Financial Accounting Standards Board Statement of Financial Accounting Standards Codification Topic No. 718, Compensation - Stock Compensation (“ASC 718”), which addresses the accounting treatment of certain equity-based compensation. The Compensation Committee regularly considers the accounting implications of our long-term incentive awards, including the variable accounting treatment of the current program.

48

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE REPORT
The Compensation Committee has submitted the following report for inclusion in this Proxy Statement:

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our review and discussion with management, we have recommended to the Board that Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC. The report is submitted as of March 25, 2015 by the following directors, who constitute the Compensation Committee:

Sanford Cloud Jr., Esq., Chair
Arthur P. Byrne
Ann Maynard Gray
Arthur F. Weinbach

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee during 2014 or as of the date of this Proxy Statement is or has been an officer or employee of the Company and no executive officer of the Company served on the Compensation

Committee or board of any company that employed any member of the Compensation Committee or Board.

RISK ASSESSMENT
On an annual basis, we conduct a risk assessment of our compensation policies and practices in response to current public and regulatory concern about the link between incentive compensation and excessive risk taking. Based upon the assessment conducted, we have concluded that our compensation program does not motivate imprudent risk taking and that any risks involved in compensation are not reasonably likely to have a material adverse effect on the Company. Included in the analysis were such factors as the behaviors being induced by our fixed and variable pay components, the balance of annual and long-term performance goals in our incentive compensation system, the established limits on permissible incentive award levels, the oversight of the Compensation Committee in the operation of our incentive plans and the high level of Board involvement in approving material transactions and providing governance over the Company’s affairs. Management presented the results of this assessment to the Compensation Committee for its review as part of its obligation to oversee our compensation risk assessment process. Due to the Prior Restatement and resulting lack of U.S. GAAP information, the rollout of the annual and long-term incentive plans for 2014 was delayed. The risk assessment was conducted after these plans were rolled out.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION
Summary Compensation Table
This table summarizes the total compensation paid or earned by the NEOs for the fiscal years ended December 31, 2012, 2013, and 2014. The table reflects total compensation paid or earned beginning in the later of the fiscal year ended December 31, 2012 or the year an individual first became a CEO, CFO or NEO.

Name and Principal Position (a)	Year (b)	Salary(1) (c)	Bonus (d)		Stock Awards(2) (e)		Option Awards (2) (f)	Non-Equity Incentive Plan Compensation(3) (g)		Change in Pension Value and Non-Qualified Deferred Compensation Earnings(4) (h)	All Other Compensation(5) (i)	Total (j)
James D. Wehr President and Chief Executive Officer	2014	$700,000	$—		$534,380	(6)	$—	$658,000		$1,052,799	$67,645	$3,012,824
	2013	700,000	—		—	(7)	—	203,000		—	68,095	971,095
	2012	700,000	—		1,400,000	(8)	—	264,600		478,886	88,208	2,931,694
Bonnie J. Malley Executive Vice President and Chief Financial Officer	2014	385,000	262,500	(9)	125,961	(6)	—	314,900		506,008	37,200	1,631,569
	2013	385,000	—		—	(7)	—	97,150		—	34,650	516,800
	2012	363,125	—		250,000	(8)	—	192,780		304,167	45,290	1,155,362
Edward W. Cassidy Executive Vice President, Distribution	2014	410,000	—		106,876	(6)(10)	—	925,953	(11)	41,593	24,600	1,509,022
	2013	410,000	—		—	(7)	—	736,651	(11)	—	24,600	1,171,251
	2012	410,000	—		280,000	(8)(10)	—	592,600	(11)	28,803	24,600	1,336,003
Peter A. Hofmann Executive Vice President, Strategy and Business Development	2014	425,000	—		104,968	(6)	—	329,000		133,567	34,425	1,026,960
	2013	425,000	—		—	(7)	—	101,500		—	31,875	558,375
	2012	425,000	—		340,000	(8)	—	53,550		109,384	46,750	974,684
Christopher M. Wilkos Executive Vice President and Chief Investment Officer	2014	385,000	175,000	(9)	125,961	(6)	—	443,875		191,482	37,200	1,358,518
	2013	385,000	—		—	(7)	—	353,425		—	34,650	773,075
	2012	370,000	—		330,000	(8)	—	395,937		140,338	40,813	1,277,088

(1)
Figures are shown for the year earned, and have not been reduced for deferrals. For 2014, each of the NEOs elected to defer a portion of their salary until following termination of employment or, in certain circumstances, such earlier specified date elected by the NEO: Mr. Wehr deferred $90,500, Ms. Malley deferred $39,200, Mr. Cassidy deferred $28,700, Mr. Hofmann deferred $45,650, and Mr. Wilkos deferred $39,100.

(2)
Represents the grant date fair market value for respective years for all stock-based awards/stock option awards granted to NEOs as calculated pursuant to ASC 718, excluding the effect of estimated forfeitures. The assumptions used for determining this value are stated in Note 17 of the Company’s financial statements included in the 2013 and 2014 Forms 10-K and Note 18 of the Company's financial statements included in the 2012 Form 10-K.

(3)
Except as otherwise noted below, represents the cash-based incentive earned under The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers for the applicable performance year. The 2012 annual incentive is reflected on the 2012 line and was paid in April 2014, the 2013 annual incentive is reflected on the 2013 line and was paid in August 2014, and the 2014 annual incentive is reflected on the 2014 line and is scheduled to be paid in April 2015, as described under Annual Incentives beginning on page 40.

(4)
Represents the change in the actuarial value of accumulated pension benefits accrued during the year. Negative values are shown as zero. For 2014, 2013, and 2012, this represents the change in value between December 31, 2013 and December 31, 2014; December 31, 2012 and December 31, 2013; and December 31, 2011 and December 31, 2012, respectively; determined using where applicable, the discount rates disclosed in the Form 10-K for those years and based on the other actuarial assumptions described in Note 2 to the Pension Benefits table for each applicable year. These changes in value pertain solely to benefits accrued under the Company’s pension plans and exclude all account-based plans that NEOs may participate in, such as The Phoenix Companies, Inc. Savings and Investment Plan and The Phoenix Companies, Inc. Non-Qualified Excess Investment Plan. Since the pension plans were frozen on March 31, 2010, the primary drivers of the 2014 change in value were the updated mortality projection scale assuming increased longevity, and the associated decrease in discount rates from 2013 to 2014.

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EXECUTIVE COMPENSATION

(5)	All Other Compensation sub-table:

Name	Year	Company Contributions to 401(k) Plan and Excess Investment Plan	Reimbursement for Financial Planning and Tax Services	Anniversary Award	Severance	Value of Director Life Insurance Premiums paid by the Company	Total
James D. Wehr	2014	$65,550	$—	$—	$—	$2,095	$67,645
	2013	63,000	3,000	—	—	2,095	68,095
	2012	87,208	1,000	—	—	—	88,208
Bonnie J. Malley	2014	37,200	—	—	—	—	37,200
	2013	34,650	—	—	—	—	34,650
	2012	45,290	—	—	—	—	45,290
Edward W. Cassidy	2014	24,600	—	—	—	—	24,600
	2013	24,600	—	—	—	—	24,600
	2012	24,600	—	—	—	—	24,600
Peter A. Hofmann	2014	34,425	—	—	—	—	34,425
	2013	31,875	—	—	—	—	31,875
	2012	46,750	—	—	—	—	46,750
Christopher M. Wilkos	2014	37,200	—	—	—	—	37,200
	2013	34,650	—	—	—	—	34,650
	2012	40,613	—	200	—	—	40,813

(6)
A portion of Grant B is tied to rTSR which is based primarily on a comparison of stock price plus dividends to a broad external index. Although it is paid in cash, the stock price component makes it considered to be a stock award, the value of which is calculated pursuant to ASC 718.

(7)	No LTI awards (equity or cash) were granted in 2013.

(8)
Represents cash-based awards at target subject to a stock price modifier associated with the 2012-2014 LTIP cycle. The awards were subject to achievement of performance measures that covered 2012 and 2013, and an additional one-year vesting requirement. Grant date fair value awards at target and actual results (the cycle will not have a payout) are as follows:

Name	Potential Awards at Target	Actual Awards Earned
James D. Wehr	$1,400,000	$—
Bonnie J. Malley	250,000	—
Edward W. Cassidy	280,000	—
Peter A. Hofmann	340,000	—
Christopher M. Wilkos	330,000	—

(9)	Represents special supplemental bonus awards received in 2014 as described in Special supplemental bonus awards granted in 2014 on page 33.

(10)
Includes shares of restricted stock of Saybrus Partners, Inc., a majority owned subsidiary of the Company, granted under the Saybrus Partners, Inc. 2010 Equity Incentive Plan. In 2012 and 2014, Mr. Cassidy received shares valued at $0.

(11)
In lieu of the PIP, Mr. Cassidy participates in the Saybrus Partners, Inc. Profit Sharing Plan and additional incentives based on specific sales and profitability measures related to the Saybrus business segment. His awards received by plan are as follows:

Year	Saybrus Sales Incentives	Phoenix Annuity Contribution Profitability Ratio Incentive	Saybrus Profit Sharing Plan	Total: Non-Equity Incentive Plan Compensation
2014	$551,165	$105,750	$269,038	$925,953
2013	385,025	200,000	151,626	736,651
2012	335,979	121,000	135,621	592,600

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EXECUTIVE COMPENSATION

Salary and Incentives as a Percentage of Total Compensation
In 2014, the proportion of salary and incentives reflected in columns (c) through (g) of the Summary Compensation Table to total compensation as reflected in column (j) of that table ranged from 63% to 96%. For 2013, it ranged from 60% to 98%. For 2012, it ranged from 52% to 96%.

Grants of Plan-Based Awards
The following table supplements the information provided in the Summary Compensation Table concerning 2014 awards granted to NEOs, including the range of compensation opportunities under our 2014 annual incentive plans if specified pre-determined performance goals are met.

Name (a)	Grant Date (Equity)(b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (i)	All Other Option Awards: Number of Securities Underlying Options (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
		Threshold (c)		Target (d)		Maximum (e)		Threshold (# of shares) (f)	Target (# of shares) (g)	Maximum (# of shares) (h)
James D. Wehr	N/A	$350,000		$700,000		$1,050,000		—	—	—	—	—	$—	$—
	N/A	700,000	(3)	1,400,000	(3)	2,100,000	(3)	—	—	—	—	—	—	—
	12/17/2014	350,000	(4)	$700,000	(4)	1,050,000	(4)	1,164	7,759	15,518	—	—	—	534,380
Bonnie J. Malley	N/A	167,500		335,000		502,500		—	—	—	—	—	—	—
	N/A	165,000	(3)	330,000	(3)	495,000	(3)	—	—	—	—	—	—	—
	12/17/2014	82,500	(4)	165,000	(4)	247,500	(4)	274	1,829	3,658	—	—	—	125,961
Edward W. Cassidy	N/A	N/A	(5)	723,990	(5)	N/A	(5)	—	—	—	—	—	—	—
	N/A	37,500	(6)	75,000	(6)	200,000	(6)	—	—	—	—	—	—	—
	N/A	140,000	(3)	280,000	(3)	420,000	(3)
	12/17/2014	70,000	(4)	140,000	(4)	210,000	(4)	233	1,552	3,104	—	—	—	106,876
Peter A. Hofmann	N/A	175,000		350,000		525,000		—	—	—	—	—	—	—
	N/A	137,500	(3)	275,000	(3)	412,500	(3)	—	—	—	—	—	—	—
	12/17/2014	68,750	(4)	137,500	(4)	206,250	(4)	229	1,524	3,048	—	—	—	104,968
Christopher M. Wilkos	N/A	167,500	(7)	335,000	(7)	586,250	(7)	—	—	—	—	—	—	—
	N/A	165,000	(3)	330,000	(3)	495,000	(3)	—	—	—	—	—	—	—
	12/17/2014	82,500	(4)	165,000	(4)	247,500	(4)	274	1,829	3,658	—	—	—	125,961

(1)
Except as otherwise noted below, the data for each NEO represents the incentives under the Annual Incentive Plan for Executive Officers for the 2014 performance period, as described in 2014 Performance Incentive Plan on page 40. Awards under this plan are funded when the Company meets established performance thresholds. Actual amounts payable in respect of these awards are included in column (g) of the Summary Compensation Table.

(2)
Represents cash-based awards under the LTI Grant B cycle, as described in Grant B. While subject to an rTSR measure at the end of the cycle, these awards are paid out in cash, but shown above in stock equivalents, based on the December 31, 2014 closing price of $68.87.

(3)	Represents LTI Grant A which is denominated in cash, as described in Grant A on page 44.

(4)	Represents the portion of LTI Grant B that is denominated in cash, and not subject to the rTSR, as described in Grant B on page 45.

(5)	Represents Mr. Cassidy’s participation in the Saybrus Partners, Inc. Profit Sharing Plan and commission-based Saybrus sales incentives. These awards have no threshold or maximum assigned.

(6)	Represents Mr. Cassidy's participation in incentives related to the Phoenix annuity contribution profitability ratio.

(7)	As described in the Investment Incentive Plan section, 50% of Mr. Wilkos’ annual incentive award for 2014 was determined under the 2014 PIP and the remaining 50% was determined under the IIP.

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EXECUTIVE COMPENSATION

Estimated Future Payouts Under Non-Equity Incentive Plan Awards
The annual incentive awards for NEOs are provided under The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers. The Annual Incentive Plan for Executive Officers is designed to accomplish the objectives described under Annual Incentives beginning on page 40, and allows us to structure awards in a manner intended to maximize our tax deductions on performance-based pay, if desirable, as described under Tax and Accounting Considerations on page 48. To accomplish each of these objectives, maximum awards for each NEO must be first determined as provided in the plan, and then may be reduced to any amount, including zero, based on any factor(s) deemed appropriate by the Compensation Committee. In the 2014 plan, the maximum payout opportunity for NEOs was 150% of target.

See the 2014 annual incentive financial goals and results under Annual Incentives beginning on page 40 in the CD&A.

Stock Option Plan
In 2001, the Compensation Committee adopted The Phoenix Companies, Inc. Stock Incentive Plan to align the interests of our NEOs and other employees with those of shareholders. This plan allows the Compensation Committee to grant incentive stock options, which qualify for certain tax advantages as provided under Internal Revenue Code Section 422, and non-statutory stock options for the purchase of Common Stock to our employees. Depending on the Company’s incentive design for a given year, stock options may be used as part of the Company’s long-term incentive program. We may also use stock option awards to recognize promotions, to reward significant individual contributions or extraordinary efforts that may not be reflected in other incentive plan awards and as part of employment offers for certain positions.

When awarded, all options are granted at the grant date fair market value of our Common Stock on the date the award is approved or, if later, effective. Generally, all awards have been subject to a three-year graded vesting schedule, and recipients have a maximum of 10 years to exercise the option. Upon termination of employment, stock options generally must be exercised within 30 days following termination of employment. In cases of termination due to death, disability or retirement under the Employee Pension Plan, as described in the notes and narrative to the Pension Benefits table on page 56, options must be exercised at the earlier of five years from the date of termination of employment or the option’s expiration date. For termination of employment in connection with a qualifying business disposal or divestiture, the Compensation Committee may allow options to be exercised within three years from the date of termination of employment or divestiture. In the case of terminations due to cause, all outstanding options expire immediately. In 2014, the Company did not grant stock option awards as part of its long-term incentive program because sufficient shares were not available. No stock options have been granted under this plan since 2012.

Restricted Stock Unit Plan
In 2003, shareholders approved The Phoenix Companies, Inc. 2003 Restricted Stock, Restricted Stock Unit, and Long-Term Incentive Plan to align the interests of our NEOs and other employees with those of shareholders. The plan allows the Compensation Committee to grant both performance-based incentive awards and service-vested awards. The type of awards granted to NEOs in a given year is determined based on the Company’s compensation philosophy and strategy. In 2014, the Company did not grant restricted stock unit awards as part of its long-term incentive program because a limited number of shares were available and because the Company was not yet a current SEC filer. No stock options have been granted under this plan since 2011.

Saybrus Partners, Inc. 2010 Equity Incentive Plan
The Saybrus Partners, Inc. 2010 Equity Incentive Plan is designed to aid Saybrus in attracting and retaining key employees and to more directly align the employees with the success of Saybrus. The plan allows the Saybrus Board to grant both performance-based incentive awards and service-based equity awards.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning stock options and non-vested RSU awards held by the NEOs as of December 31, 2014.

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (b)	Number of Securities Underlying Unexercised Options Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (d)	Option Exercise Price (e)	Option Grant Date (f)	Option Expiration Date (g)	Number of Shares or Units of Stock That Have Not Vested(1) (h)		Market Value of Shares or Units of Stock That Have Not Vested(2) (i)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (j)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) (k)
James D. Wehr	3,433	—	—	$56.80	3/8/2010	3/8/2020	—		$—		—		$—
	2,175	—	—	196.80	2/13/2008	2/13/2018	—		—		—		—
	1,741	—	—	222.80	2/3/2005	2/3/2015	—		—		—		—
Bonnie J. Malley	566	—	—	56.80	3/8/2010	3/8/2020	—		—		—		—
	1,946	—	—	196.80	2/13/2008	2/13/2018	—		—		—		—
	1,450	—	—	250.80	2/8/2007	2/8/2017	—		—		—		—
	1,160	—	—	250.00	2/2/2006	2/2/2016	—		—		—		—
Edward W. Cassidy	740	—	—	56.80	3/8/2010	3/8/2020	2,000	(3)	$23,820	(4)	2,000	(3)	$23,820	(4)
	1,450	—	—	190.60	3/5/2008	3/5/2018	4,500	(5)	53,595	(4)	4,500	(5)	53,595	(4)
	2,998	—	—	196.80	2/13/2008	2/13/2018	500	(6)	5,955	(4)	500	(6)	5,955	(4)
	870	—	—	250.80	2/8/2007	2/8/2017	—		—		—		—
Peter A. Hofmann	786	—	—	56.80	3/8/2010	3/8/2020	—		—		—		—
	2,702	—	—	196.80	2/13/2008	2/13/2018	—		—		—		—
	1,450	—	—	250.80	2/8/2007	2/8/2017	—		—		—		—
Christopher M. Wilkos	832	—	—	56.80	3/8/2010	3/8/2020	—		—		—		—
	1,374	—	—	196.80	2/13/2008	2/13/2018	—		—		—		—

(1)
These figures, which are rounded to the nearest whole number, represent the number of RSUs or restricted stock awards ("RSAs") earned at actual performance relative to the performance target established for each award. Each RSU is convertible into one share of our Common Stock; each RSA is convertible into one share of Saybrus Restricted Stock. Under the terms of the Company’s share ownership and retention guidelines, participants are required to retain a fixed percentage of Common Stock underlying these RSUs.

(2)	Based on either the December 31, 2014 closing price of our Common Stock of $68.87 or the $11.91 price of Saybrus Restricted Stock, as applicable.

(3)	Represents a grant of Saybrus RSAs. These are scheduled to vest on March 15, 2015.

(4)	Based on the December 31, 2014 price of $11.91 for each share of Saybrus Restricted Stock.

(5)	Represents a grant of Saybrus RSAs. These are scheduled to vest in two equal installments on June 1, 2015 and June 1, 2016.

(6)	Represents a grant of Saybrus RSAs. These are scheduled to vest in two equal installments on July 1, 2015 and July 1, 2016.

54

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested
The following table sets forth information concerning the vesting of RSUs that occurred during 2014. None of the NEOs exercised any stock options in 2014.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (b)	Value Realized on Exercise (c)	Number of Shares Acquired on Vesting(1) (d)		Value Realized on Vesting (2) (e)
James D. Wehr	—	—	16,071		$706,018
Bonnie J. Malley	—	—	—		—
Edward W. Cassidy	—	—	5,667	(3)	0	(4)
Peter A. Hofmann	—	—	—		—
Christopher M. Wilkos	—	—	—		—

(1)
These figures, which are rounded to the nearest whole number, represent the number of RSUs which vested in 2014 prior to any reduction for tax withholding. These RSUs were granted on March 2, 2011 as a special one-time grant subject to the performance conditions of the Company's 2011-2013 LTIP, but not subject to its stock price modifier. Each RSU was converted into one share of our Common Stock. Under the terms of the Company's share ownership and retention guidelines, participants are required to retain a fixed percentage of Common Stock underlying these RSUs.

(2)	Represents the market value of the RSUs based on the closing price of our Common Stock on the vesting date.

(3)	Represents grants of Saybrus RSAs. These vested on March 15, 2014.

(4)	Represents the value of the RSAs on the vesting date.

Pension Benefits
The following table sets forth information concerning NEO pension benefits. The table reflects the present value of the accumulated pension benefits that each NEO earned between his or her respective hire date and December 31, 2014. Benefit accruals were frozen in the Employee Pension Plan and SERPs as of March 31, 2010. Although these figures illustrate the value of these benefits as if they were to be paid in the form of a lump sum payment, actual benefits will be paid in the form of an annuity or, effective January 1, 2009 for SERPs benefits, the present value in three annual installments at the applicable commencement date following termination of employment. However, NEOs may elect to receive the portion of the pension benefit payable under the pension equity formula in a lump sum. Additional information concerning these benefits may be found in the narrative that accompanies this table.

55

EXECUTIVE COMPENSATION

Name	Plan Name (b)	Number of Years Credited Service(1) (c)		Present Value of Accumulated Benefit(2) (d)	Payments During Last Fiscal Year (e)
James D. Wehr	Employee Pension Plan
	Pension Equity Formula	2.75		$89,705	—
	Formula Prior to July 1, 2007	22.83		1,383,793	—
	Total Employee Pension Plan Benefit	25.58		$1,473,498	—
	SERP
	Pension Equity Formula	2.75		$314,301	—
	Formula Prior to July 1, 2007	25.83	(3)	7,512,318	—
	Total SERP Benefit	28.58		$7,826,619	—
Bonnie J. Malley	Employee Pension Plan
	Pension Equity Formula	2.75		$89,705	—
	Formula Prior to July 1, 2007	22.42		1,255,367	—
	Total Employee Pension Plan Benefit	25.17		$1,345,072	—
	SERP
	Pension Equity Formula	2.75		$116,663	—
	Formula Prior to July 1, 2007	22.42		2,150,961	—
	Total SERP Benefit	25.17		$2,267,624	—
Edward W. Cassidy	Employee Pension Plan
	Pension Equity Formula	2.75		$12,749	—
	Formula Prior to July 1, 2007	1.25		47,110	—
	Total Employee Pension Plan Benefit	4.00		$59,859	—
	SERP
	Pension Equity Formula	2.75		$31,201	—
	Formula Prior to July 1, 2007	1.25		143,298	—
	Total SERP Benefit	4.00		$174,499	—
Peter A. Hofmann	Employee Pension Plan
	Pension Equity Formula	2.75		$25,630	—
	Formula Prior to July 1, 2007	6.42		366,243	—
	Total Employee Pension Plan Benefit	9.17		$391,873	—
	SERP
	Pension Equity Formula	2.75		$32,822	—
	Formula Prior to July 1, 2007	6.42		743,516	—
	Total SERP Benefit	9.17		$776,338	—
Christopher M. Wilkos	Employee Pension Plan
	Pension Equity Formula	2.75		$36,115	—
	Formula Prior to July 1, 2007	10.33		611,596	—
	Total Employee Pension Plan Benefit	13.08		$647,711	—
	SERP
	Pension Equity Formula	2.75		$53,158	—
	Formula Prior to July 1, 2007	10.33		988,211	—
	Total SERP Benefit	13.08		$1,041,369	—

(1)
In connection with the redesign of our retirement program, the years of credited service were frozen on June 30, 2007 for purposes of determining benefits under the formula in effect prior to July 1, 2007, although final average earnings continued to change through March 31, 2010. The restructuring of the retirement program and the grandfathering provisions are described in Retirement Plans below. Years of credited service under the pension equity formula of both the Employee Pension Plan and the SERP are determined for eligible participants from July 1, 2007, when such formula went into effect for these participants through March 31, 2010, when the plan was frozen. The annual credit percentage used to calculate these benefits is determined based on total years of service under the plans, including years of service prior to July 1, 2007, as described in Pension Equity Formula on page 58.

(2)
With respect to the benefits from the formula in effect prior to July 1, 2007, the Present Value of Accumulated Benefit determined as of December 31, 2014 (March 31, 2010 frozen accrued benefit) is the greater of the present value of the accrued benefit deferred to normal retirement age and the present value of the accrued benefit deferred to early retirement age using the following assumptions for all NEOs: discount rate (without cost of living adjustment, or “COLA”) of 4.10% and 3.97% for the Employee Pension Plan and SERP, respectively; mortality table is the MRP-2007; postretirement COLA of 1.00%; if the years of vesting service is equal to or greater than 10 as of December 31, 2014, the normal retirement age is 62 and the early retirement age is 55, but if the years of vesting service is less than 10 as of December 31, 2014, the normal retirement age is 65 and there is no early retirement age.

(3)
Pursuant to the terms of the SERP, Mr. Wehr has been credited with an additional three years of benefit accrual service attributable to the period of January 1, 1997 through December 31, 1999 when he served as an officer of a designated subsidiary that was not an adopting employer to the Employee Pension Plan. These three years are not treated as benefit accrual service under the Employee Pension Plan.

56

EXECUTIVE COMPENSATION

Retirement Plans
Effective April 1, 2010, the Employee Pension Plan and SERPs were amended to cease further benefit accruals after

March 31, 2010. The discussion that follows reflects how benefits were calculated through March 31, 2010.

Employee Pension Plan
The Employee Pension Plan provided benefits based on its formulas up to the amount allowed under the Internal Revenue Code. The Employee Pension Plan is funded with assets held in a trust. Normal retirement age is 62 with 10 years of vesting service or age 65 with at least five years of participation. As of December 31, 2014, Messrs. Wehr, Hofmann and Wilkos were eligible for early retirement under the plan (age 55 with at least 10 years of vesting service). Unless an optional form of benefit payment is elected, the normal form of benefit is a

50% joint and survivor annuity for married participants and a single life annuity for other participants.

The Employee Pension Plan was redesigned to include pension equity accruals after June 30, 2007, for all participants except grandfathered participants. None of the current NEOs were grandfathered.

Pension Equity Formula
The pension equity formula applies to all eligible non-grandfathered employees, grandfathered employees who elected the pension equity formula effective July 1, 2007 and eligible new hires after June 30, 2007 and before April 1, 2010. The pension equity formula expresses an employee’s benefit as a lump sum amount that is equal to the product of the accumulated annual credit percentages (tiered by years of service) times final average earnings (highest five consecutive years of earnings out of the last 10 years) prior to April 1, 2010. The definition of earnings is based on base salary plus eligible incentives, rather than base salary under the formula prior to July 1, 2007.

The tiered annual credit percentages table is as follow:

Years of Service on January 1	Annual Credit Percentage Earned, Used to Calculate Lump Sum Benefit
Up to 4 years	2%
5 to 9 years	4%
10 to 14 years	6%
15 to 19 years	10%
20 years or more	14%
Employees who participate in the pension equity formula have their June 30, 2007 accrued benefit frozen as to years of service, but their final average earnings under the formula prior to July 1, 2007 continued to change until the earlier of March 31, 2010 and the date they either became ineligible under the plan or terminated employment.

Traditional Formula (Formula Prior to July 1, 2007)
The annual normal retirement benefit is generally a function of years of service and compensation, i.e., 2% of final average earnings (average of last three consecutive years of base salary) prior to April 1, 2010 times years of benefit accrual service up to 25, plus 1% times final average earnings times years of benefit accrual service over 25 (up to 10 years), minus

2% times participant’s projected primary insurance amount (Social Security benefit payable at Social Security retirement age) times years of benefit accrual service (up to 25). No more than 50% of normal retirement benefit is offset by Social Security.

SERPs
The SERPs provide benefits in excess of the Employee Pension Plan, whether due to the benefit limitations imposed by the Internal Revenue Code or the exclusion of compensation other than base salary under the Employee Pension Plan. To comply with the full implementation of Internal Revenue Code Section 409A as of January 1, 2009, the SERPs were amended to de-link the choice of the normal and optional forms of distribution from the Employee Pension

Plan and all participants are required to delay receipt of benefit payments until at least six months after their separation from service. The Traditional Formula permits distributions in actuarially equivalent annuity payments or short-term installment payments; the Pension Equity Formula permits distributions in actuarially equivalent annuity payments or a lump sum payment.

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EXECUTIVE COMPENSATION

Pension Equity Formula
Retirement benefits are based on the pension equity formula contained in the Employee Pension Plan, described in the preceding section, and are expressed as a lump sum amount that is equal to the product of the accumulated annual credit percentages (tiered by years of service) times final average earnings (highest five consecutive years of earnings out of the last 10 years) prior to April 1, 2010, without the Internal Revenue Code limitations/exclusions noted in the preceding paragraph. The definition of earnings is based on base salary plus eligible incentives.

Traditional Formula (Formula Prior to July 1, 2007)
Retirement benefits are based on the final pay formula in effect prior to July 1, 2007 under the Employee Pension Plan, described in the preceding section, and are a function of years of service and final average compensation, without the Internal Revenue Code limitations/exclusions noted in the Employee Pension Plan. The definition of earnings includes amounts payable under designated incentive programs that are excluded from the calculation of benefits under the Employee Pension Plan; and the final average earnings determination for these incentives is based on the average of any three full calendar years within the last seven consecutive full calendar years prior to April 1, 2010 that produce the highest average.

Non-Qualified Deferred Compensation
The following table sets forth information concerning NEO participation in deferred compensation plans, excluding the 401(k) Plan. The table includes 2014 compensation deferrals, Company contributions, earnings, withdrawal activity, total balances as of December 31, 2014 and the portion of the aggregate balances as of December 31, 2014 that have been reported in prior years’ Summary Compensation Tables ("SCTs").

Name (a)	Deferral Type (b)	Executive Contributions in 2014(1) (c)	Company Contributions in 2014(2) (d)	Aggregate Earnings in 2014(3) (e)	Aggregate Withdrawals/ Distributions (f)	Aggregate Balance as of December 31, 2014 (g)	Portion of Aggregate Balance at December 31, 2014 Reported in Prior SCTs(h)
James D. Wehr	Excess Investment Plan	$67,500	$39,600	$39,715	$—	$991,489	$716,312
Bonnie J. Malley	Excess Investment Plan	16,200	11,250	17,107	—	235,815	82,871
Edward W. Cassidy	Excess Investment Plan	11,200	9,000	31,580	—	370,847	74,350
	Deferred RSUs	—	—	4,219	—	38,896	—
	Deferred Dividend Equivalents	—	—	82	—	5,639	—
Peter A. Hofmann	Excess Investment Plan	12,250	12,375	12,721	—	263,019	159,950
Christopher M. Wilkos	Excess Investment Plan	13,500	11,250	3,736	—	150,849	87,523
Total		$120,650	$83,475	$109,160	$—	$2,056,554	$1,121,006

(1)
These figures represent voluntary deferrals of 2014 salary into the Excess Investment Plan as described in the following narrative. The salary figures reported in the SCT include these deferral amounts.

(2)	These figures represent the 2014 non-qualified Company matching contributions made in the Excess Investment Plan and reported in the All Other Compensation column of the SCT.

(3)
Represents the change in account value between December 31, 2013 and December 31, 2014, less any executive or Company contributions, plus any account distributions. With respect to deferred RSUs, these figures reflect the change in account value attributable to appreciation/depreciation in our Common Stock price. With respect to deferred dividend equivalents, these figures reflect the dividend equivalents attributable to deferred RSUs and the value of interest credits paid thereon.

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EXECUTIVE COMPENSATION

The Phoenix Companies, Inc. Non-Qualified Excess Investment Plan
Certain of our employees, including our NEOs, can elect to defer up to 60% of their base pay. Base pay deferrals commence when year-to-date base pay exceeds the Internal Revenue Code limitation on qualified plan compensation, which was $260,000 in 2014. With respect to base pay deferrals only, we make a corresponding Company match credit using the same formula as provided in our 401(k) Plan. For the NEOs, they are eligible for a Company match contribution in the 401(k) Plan and Excess Investment Plan, based on tiered years of service as described in the following table:

Years of Service on January 1	Company Match Formula for All NEOs	Maximum Company Match Rate as a Percentage of Base Pay
Up to 4 years	100% on first 3% of pay deferred; 50% on next 3%	4.5%
5 to 9 years	100% on first 6% of pay deferred	6.0%
10 to 14 years	100% on first 3% of pay deferred; 150% on next 3%	7.5%
15 years or more	150% on first 6% of pay deferred	9.0%

Based on these schedules, the maximum Company match rate for 2014, as a percentage of base pay for our NEOs, was:

Name	Maximum Company Match Rate
James D. Wehr	9.0%
Bonnie J. Malley	9.0%
Edward W. Cassidy	6.0%
Peter A. Hofmann	7.5%
Christopher M. Wilkos	9.0%
The Excess Investment Plan provides participants with a choice of mutual fund offerings similar to those funds made available to employees under the 401(k) Plan. There are no above-market or guaranteed returns in the Excess Investment Plan. Participants can modify their investment selections at any time under the Excess Investment Plan. Deferrals are credited to the funds selected by the participants and based on the market price for such funds on the date such compensation would otherwise have been paid.

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EXECUTIVE COMPENSATION

The following table sets forth the list of the mutual fund choices under the Excess Investment Plan and each fund’s total return for 2014.

Name of Fund	2014 Total Return Percentage (1)	Name of Fund	2014 Total Return Percentage (1)
Allianz NFJ Small Cap Value Fund Institutional Class	2.01%	Fidelity Freedom K® 2040 Fund	5.88%
American Beacon Short Term Bond Fund Institutional Class	0.57%	Fidelity Freedom K® 2045 Fund	5.90%
American Beacon Stephens Small Cap Growth Fund Institutional Class	(3.11)%	Fidelity Freedom K® 2050 Fund	5.96%
American Funds EuroPacific Growth Fund Class R-6	(2.29)%	Fidelity Freedom K® 2055 Fund	5.99%
American Funds New Perspective Fund Class R-6	3.56%	Fidelity Freedom K® Income Fund	3.96%
Artisan Mid Cap Fund Institutional Class	5.96%	Fidelity® Growth Company Fund - Class K	14.57%
Fidelity® Contrafund® - Class K	9.68%	Fidelity® Low-Priced Stock Fund - Class K	7.75%
Fidelity Freedom 2005 Fund	4.50%	Fidelity® Money Market Trust Retirement Money Market Portfolio	0.01%
Fidelity Freedom K® 2005 Fund	4.57%	MFS Value Fund Class R4	10.57%
Fidelity Freedom K® 2010 Fund	4.93%	Spartan® 500 Index – Institutional Class	13.65%
Fidelity Freedom K® 2015 Fund	5.25%	Spartan® U.S. Bond Index Fund – Fidelity Advantage Class	5.93%
Fidelity Freedom K® 2020 Fund	5.40%	Virtus Contrarian Value Fund Class I	5.87%
Fidelity Freedom K® 2025 Fund	5.75%	Virtus Multi-Sector Intermediate Bond Fund Class I	1.83%
Fidelity Freedom K® 2030 Fund	5.86%	Virtus Multi-Sector Short Term Bond Fund Class I	1.28%
Fidelity Freedom K® 2035 Fund	5.88%	Virtus Real Estate Securities Fund Class I	31.66%

(1)	Total return includes change in share value and reinvestment of dividends and capital gains, if any.

Account balances under the Excess Investment Plan, reflecting cumulative appreciation/depreciation and interest credits (depending on the investment fund(s) chosen by the participant), are paid to participants, based on their election made prior to deferral, in lump sum or annual installments following the termination of services with the Company or such earlier specified date elected by the participant. In-service withdrawals may only be taken in the case of severe financial hardship caused by an unforeseeable emergency as permitted under Internal Revenue Code Section 409A, and any other applicable laws. Loans are not permitted under this plan.

All balances under this plan are unfunded general obligations of the Company, which the Company, at its discretion, may hedge in full or in part by making contributions to a trust subject to the claims of our creditors in certain circumstances. Currently, we hedge 100% of this obligation by making investments in the same funds and in the same amounts as participants have elected.

RSU Deferrals
Certain employees of the Company, including the NEOs, may elect to defer up to 100% of their equity LTIP awards, and other RSU awards until following termination of employment or such earlier specified date elected by the participant, if the deferral opportunity is offered by the Company. Participants do not have any voting rights with respect to deferred RSUs.

Voting rights become applicable only when the RSUs convert to Common Stock following termination of employment or in the event the Company chooses to hedge its RSU obligations by holding Common Stock in a Rabbi trust subject to the claims of creditors in certain circumstances. Deferred RSUs were credited with dividend equivalents, which are

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EXECUTIVE COMPENSATION

equal to the cash dividends that the Company may have paid on its Common Stock, multiplied by the number of shares of Common Stock underlying each deferred RSU.

Dividend equivalents were credited to a book entry account on behalf of participants. These dividend equivalents accrued interest credits at a rate determined and updated each August 1, based on the mid-term applicable federal rate (as determined under Internal Revenue Code Section 1274(d)) as published by the Internal Revenue Service for the immediately preceding month. Accumulated dividend equivalents and the corresponding interest credits are paid at the same time that the underlying RSUs convert to Common Stock. We have stopped crediting dividend equivalents and interest to new RSU deferrals. All RSUs, dividend equivalents, and interest credits under this program are unfunded general obligations of the Company, for which the Company, at its discretion, may hedge in full or in part by making contributions to a Rabbi trust subject to the claims of our creditors in certain circumstances.

Change-in-Control Agreements and Severance
Any capitalized terms that appear in this section that are not defined otherwise can be found in Definitions on page 65.

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to the NEOs in the event of a termination of employment, including termination of employment in connection with a Change-in-Control. The amounts payable to each NEO are estimated in the tables provided in this section. No incremental benefits are provided under these programs in the event of a voluntary termination by the NEO without good reason or by the Company for Cause.

In 2013, the Company conducted a comprehensive review of its Change-in-Control Agreements that were made effective in 2014 and 2015. The results of the review are set forth in Change-in-Control Agreements. The 2014-2015 agreements will expire on December 31, 2015.

Upon termination of employment, all NEOs will receive their vested benefits under the Employee Pension Plan and 401(k)  Plan; benefits and conversion rights under the Consolidated Omnibus Budget and Reconciliation Act (“COBRA”), if applicable; and the non-qualified plans’ benefits pursuant to the terms of the plans. See the Pension Benefits table on page 56 and the Non-Qualified Deferred Compensation table on page 58.

Change-in Control Agreements
The protections provided under the agreements can only be triggered by termination of employment either (i) by the Company for reasons other than death, disability (as defined in the agreements), Cause or retirement, or (ii) by the executive for good reason, provided such termination occurs following, or is effectively connected with, the occurrence of a Change-in-Control. These agreements each have an initial term of two years with provisions for automatic renewals for successive one-year periods, unless either party provides to the other party written notice at least 60 days prior to the end of the initial term or any renewal term that the Company or NEO does not want the term so extended. These agreements do not provide any participant with the right to receive a tax gross-up in respect of any parachute payments.

Generally, the change-in-control agreements entered into with our NEOs provide:

•
no gross-up for excise tax purposes in that the aggregate value of Covered Payments, as defined in the agreement, is limited to an amount equal to 2.99 times the NEO’s average annual compensation calculated in accordance with Internal Revenue Code Section 280G;

•
non-compete restrictions for executives determined by the Compensation Committee and, in the case of our CEO, the Board, for a period of up to 18 months and in consideration provide for a lump sum payment of the salary and target bonus opportunity that would have been paid or made available over a corresponding period of continued employment;

•	in lieu of severance benefits payable under other plans, severance benefits are calculated at a multiple of 1.0 or 2.0 times salary and target annual incentive for NEOs;

•	a protection period running from 90 to 180 days before a change-in-control and two years following a change-in-control;

•	welfare benefits for a period equivalent to the applicable Internal Revenue Code Section 409A period following a termination after a change-in-control;

•	outplacement services commensurate with the NEO’s position;

•	non-solicitation restrictions;

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EXECUTIVE COMPENSATION

•
an amount equal to a pro-rata portion of the annual incentive award earned for the year in which termination occurs (or target incentive, if greater) and a pro-rata portion of long-term awards for each then open cycle at target; and

•	vesting of benefits under equity compensation plans
Based on the 2013 review of change-in-control agreements by the Compensation Committee and the Board, we entered into new change-in-control agreements with our NEOs effective January 1, 2014 with an expiration date of December 31, 2015. The terms of these agreements are substantially the same as those described above, but provide:

•	for the elimination of the additional service and vesting credit under the Company’s defined benefit pension plans because the pension plans have been frozen since April 1, 2010;

•
that unvested stock options are subject to double trigger vesting provisions wherein both a change-in-control and an executive’s termination of employment within certain prescribed periods must occur for the stock options to vest;

•	that, with respect to the determination of performance-based long-term incentive awards, where a change-in-

control occurs after the performance period but before the vesting date, the  pro rata award payments will be based on the actual results, not the target amount; and

•
that, for those executives who are subject to non-compete covenants, outplacement services will be provided for a period of up to 12 months following the end of the non-compete period, limited pursuant to Internal Revenue Code Section 409A requirements.

These agreements terminate automatically upon the NEO’s death, termination due to disability (as defined in the agreements), termination for Cause or voluntary retirement. In such cases, the Company will pay, pursuant to payroll practice and the terms of the applicable plans and programs, the NEO’s base salary through the date of termination; any vested amounts or benefits under applicable employee benefit plans, agreements and programs, as well as any accrued vacation pay not yet paid; and any other benefits payable in such situation under the plans, agreements, policies or programs of the Company.

Executive Severance Allowance Plans
Effective January 1, 2009, The Phoenix Companies, Inc. Executive Severance Allowance Plan (“Phoenix Executive Severance Allowance Plan”) was amended and restated. The Phoenix Executive Severance Allowance Plan is available to all Company officers at the level of senior vice president or higher (including Messrs. Wehr, Wilkos, Hofmann and Ms. Malley), and for any other employee the CEO determines to be integral to the formulation or execution of our business strategy. Mr. Cassidy is a participant in the Saybrus Partners, Inc. Executive Severance Allowance Plan (“Saybrus Executive Severance Plan”), effective January 1, 2010, which is described below.

In 2014, if an NEO, except for Mr. Cassidy, was involuntarily terminated, subject to certain exceptions, the NEO would have been eligible to receive (i) a severance base amount payment equal to between 117% and 150%, determined based on years of service, of the NEO’s base salary; and the average of the last two annual incentive awards already paid as of the termination date, paid in the form of a lump sum payment or in installments, in each case commencing as soon as practicable following separation from service; (ii) a pro-rata portion of the annual incentive awards earned for the fiscal year in which he or she separated from service to be paid no later than March 15 of the calendar year following separation from service; (iii) continued active participant rates in the medical and dental plans for 12 months of the COBRA continuation period, if the executive elects coverage under COBRA; and (iv) outplacement services.

The Saybrus Executive Severance Allowance Plan provides for benefits to certain executives of Saybrus, who meet the eligibility requirements when their employment is involuntarily terminated by Saybrus. The Severance Amount equals (a) the executive’s Base Salary for the one-year period prior to the executive’s separation date plus (b) the two-year average of the executive’s Saybrus annual variable compensation amount and profit sharing plan amount for the immediate two years prior to the executive’s separation date. The plan also provides for outplacement services and continued active participant rates in the medical and dental plans for 12 months of the COBRA continuation period, if the executive elects coverage under COBRA.

Benefits are paid from the Company’s or Saybrus’ general assets, as applicable, and are conditioned on a number of factors, including covenants within the terms of the plans and the signing of an agreement containing certain covenants (described below) and a release of claims against the Company or Saybrus, as applicable. The plans condition receipt of benefits on (i) refraining from interfering with ongoing operations and making disparaging remarks concerning the Company or Saybrus, as applicable, its representatives, agents and employees; (ii) refraining from solicitation of employees, agents, representatives and/or

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EXECUTIVE COMPENSATION

clients of the Company or Saybrus, as applicable; (iii) returning all Company or Saybrus property, as applicable; and (iv) complying with maintaining the confidentiality of confidential and proprietary information. Failure to comply with any of these covenants/conditions will cause immediate cessation of all payments under the plan and the executive must immediately reimburse the Company or Saybrus, as applicable, for all payments previously made. Certain benefits under the two plans are subject to the Corporate Clawback Policy.

All severance payments due under the plans are to be paid no later than March 15 of the calendar year following separation from service, except for any payments that are required to be paid at a later date pursuant to Internal Revenue Code Section 409A. Also see Change-in-Control Agreements and Severance beginning on page 61. An employee who is covered by a change-in-control agreement and an Executive Severance Allowance Plan can receive only the benefits of one of the coverages in the event of a termination.

Illustrations of Compensation and Benefits upon Terminations of Employment for Various Reasons
The following table summarizes the value of the compensation and benefits that the NEOs would have received if their employment had been involuntarily terminated (other than for Cause) as of December 31, 2014 other than following the occurrence of a Change-in-Control.

Payments for Involuntary Termination
	James D. Wehr	Bonnie J. Malley	Edward W. Cassidy	Peter A. Hofmann	Christopher M. Wilkos
Base Severance
Base Salary Component	$1,050,000	$577,500	$410,000	$495,833	$577,500
Annual Incentive Component	350,700	217,448	664,626	90,446	562,022
Accrued Obligations and Additional Benefits
2014 Annual Incentive(1)	658,000	314,900	925,953	329,000	443,875
2014-2016 Grant B LTIP Cycle(2)	56,000	13,200	11,200	11,000	13,200
2014-2016 Grant A LTIP Cycle(3)	700,000	165,000	140,000	137,500	165,000
2012-2014 LTIP Cycle(4)	—	—	—	—	—
Continuation of Health & Welfare Benefits(5)	8,461	13,485	12,621	13,377	12,585
Outplacement Services	9,895	9,895	9,895	9,895	9,895
TOTAL	$2,833,056	$1,311,428	$2,174,295	$1,087,051	$1,784,077

(1)	Actual payout results for 2014 annual incentives.

(2)
Prorated 2014 portion of Grant B LTIP cycle at target, because the performance cycle is not yet complete. In the event of an involuntary termination, prorated payout would be made based on actual performance, at the regular payout date.

(3)
Prorated 2014 portion of Grant A LTIP cycle at target, because the performance cycle is not yet complete. In the event of an involuntary termination, prorated payout would be made based on actual performance, at the regular payout date.

(4)	Represents the 2012-2014 LTIP cycle at actual performance, which was known prior to December 31, 2014. Performance achievement resulted in zero payout under this award.

(5)	Estimated Company cost of continuing to subsidize certain health and welfare benefits for the NEOs for one year.

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EXECUTIVE COMPENSATION

The following table summarizes the value of the compensation and benefits that the NEOs would have received if their employment had been terminated involuntarily (other than for Cause) or if the NEO had terminated employment for Good Reason in connection with a Change-in-Control as of December 31, 2014.

Change-in-Control Payments
	James D. Wehr	Bonnie J. Malley	Edward W. Cassidy	Peter A. Hofmann	Christopher M. Wilkos
Base Severance
Base Salary Component(1)	$700,000	$770,000	$820,000	$850,000	$770,000
Annual Incentive Target Component	700,000	670,000	1,597,980	700,000	670,000
Accrued Obligations and Additional Benefits
2014 Annual Incentive(2)	700,000	335,000	798,990	350,000	335,000
2014-2016 LTIP Cycle Grant B(3)	56,000	13,200	11,200	11,000	13,200
2014-2016 LTIP Cycle Grant A(4)	700,000	165,000	140,000	137,500	165,000
2012-2014 LTIP Cycle(5)	—	—	—	—	—
Deemed Vesting for Other Equity Awards(6)	—	—	166,740	—	—
Continuation of Health & Welfare Benefits(7)	16,922	26,970	25,242	26,754	25,170
Outplacement Services	9,895	9,895	9,895	9,895	9,895
SUBTOTAL	2,882,817	1,990,065	3,570,047	2,085,149	1,988,265
280G Cut-Back	—	(274,571)	(653,070)	—	—
Provision for Restrictive Covenants(8)	2,100,000	—	—	—	—
TOTAL	$4,982,817	$1,715,494	$2,916,977	$2,085,149	$1,988,265

(1)
Mr. Wehr’s Base Salary Component reflects one times annual base salary, whereas all other NEOs reflect two times annual base salary. Mr. Wehr would also receive financial consideration for restrictive covenants equivalent to one and a half times the sum of annual base salary plus the PIP target award opportunity for that year (see Provision for Restrictive Covenants row in the table above).

(2)	Represents 2014 Annual Incentive at target, because the performance cycle results were not yet determinable as of December 31, 2014.

(3)	Represents prorated 2014 portion of Grant B at target, because the performance cycle was not yet complete as of December 31, 2014.

(4)	Represents prorated 2014 portion of Grant A at target, because the performance cycle was not yet complete as of December 31, 2014.

(5)	Represents the 2012-2014 LTIP cycle at actual performance, because the performance cycle was complete prior to December 31, 2014. Performance achievement resulted in zero payout under this award.

(6)
Represents the cash value of unvested equity awards which would have accelerated vesting and become payable at target amounts. This is the sum of the market values of unvested stock awards shown in the Outstanding Equity Awards at Fiscal Year-End table on page 54. For Mr. Cassidy, this represents Saybrus RSAs which are payable in cash in three annual installments following his termination.

(7)	Reflects estimated Company cost of continuing to subsidize certain health and welfare benefits for the NEOs for two years.
(8) Represents payment related to non-compete restrictions contained in Mr. Wehr's Change-in-Control agreement.

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EXECUTIVE COMPENSATION

Definitions
“Cause” is defined as:

(i)	the Executive’s conviction or plea of nolo contendere to a felony (other than with respect to a traffic violation or an incident of vicarious liability);

(ii)
an act of willful misconduct (including, without limitation, a willful material violation of the Company’s Code of Conduct) on the Executive’s part with regard to the Company or its affiliates having a material adverse impact on the Company or its affiliates; or

(iii)
the Executive’s failure in good faith to attempt or refusal to perform legal directives of the Board or executive officers of the Company, as applicable, which directives are consistent with the scope and nature of the Executive’s employment duties and responsibilities and which failure or refusal is not remedied by the Executive within 30 days after notice of such non-performance is given to the Executive. For purposes of clause (ii) of this definition, no act, or failure to act, on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s act, or failure to act, was in the best interest of the Company and its subsidiaries.

“Change-in-Control” is defined as the first occurrence of:

(i)
any person acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s securities;

(ii)
within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this sub clause (ii);

(iii)	the effective date of any merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which is consummated (a “Corporate Event”), if immediately following the consummation of such Corporate Event the shareholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the voting power, in substantially the same proportion as prior to such Corporate Event, of (x) in the case of a merger or consolidation, the surviving or resulting corporation or (y) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event;

(iv)	the approval by shareholders of the Company of a plan of liquidation with respect to the Company; or

(v)	any other event occurs which the Board declares to be a Change-in-Control.
“Good Reason” is defined as the occurrence after the effective date of a Change-in-Control of any of the following, without the express written consent of the executive and which occurrence is not remedied by the Company within 30 days after notice of such occurrence is given to the Company:

(i)
the material reduction in the executive’s title, position, duties or responsibilities from the title, position, duties or responsibilities held or exercised by the executive prior to the effective date of a Change-in-Control;

(ii)	any requirement by the Company that the executive change the location where the executive regularly provides services to the Company to a location that is more than 35 miles from downtown Hartford;

(iii)
a reduction by the Company of the executive’s base salary or total incentive compensation opportunity or a reduction in the employee benefits provided to the executive under the Company’s employee benefit plans (unless the executive is provided with substantially equivalent replacement benefits); or

(iv)	any failure to obtain the assumption and agreement to perform the Change-in-Control Agreement by a successor as contemplated in the Change-in-Control Agreement.

65

ADVISORY APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

PROPOSAL 3: A NONBINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A(a)(1) of the Securities Exchange Act of 1934, our shareholders are entitled to cast a nonbinding, advisory vote at the 2015 Annual Meeting to approve the compensation of our named executive officers ("Say on Pay") as disclosed in this Proxy Statement's CD&A, compensation tables and narrative discussion.

The Company held its first annual meeting since 2012 during 2014. There was no annual meeting held during 2013 due to the restatement then underway. For 2014, our Say on Pay vote request generated a positive vote by 93% of shares present and entitled to vote for the compensation of our named executive officers as disclosed in our 2014 proxy statement's CD&A.

Shareholder Outreach
The Compensation Committee and management believe strongly in the importance of engaging shareholders to understand their perspectives on our pay programs. As such, we engage in a multifaceted effort to gather feedback from shareholders and key external stakeholders regarding our executive compensation program.

In preparation for the 2014 Annual Meeting, the Company conducted shareholder outreach as described in Shareholder Engagement on page 10, and filed supplemental materials with the SEC to ensure that shareholders had adequate information to make informed decisions.

As a result of this outreach, we:

•	Added a relative Total Shareholder Return measure to the most recent long-term incentive grant (Grant B)

•	Revised our CD&A to be clearer and more transparent

•	Better differentiated incentive measures between the annual incentive plan and LTIP for future incentive awards

Going forward, we plan to continue shareholder outreach and will consider shareholder feedback as we design compensation programs.

Restatement
Our overriding philosophy and approach to executive compensation is to strongly align pay with performance. As we considered compensation for 2012 through 2014 in light of the Prior Restatement, the Committee viewed decisions comprehensively and accounted for their long-term impact. In addition, as a result of the restatement the Company disclosed on February 6, 2015, the Committee again undertook a rigorous review of our closed and open incentive plans in order to determine fair and reasonable payouts.

Compensation Actions
For 2014, the Compensation Committee:

•
Granted two long-term incentive awards. Grant A was designed to accomplish the objectives that would have been addressed by a 2013 LTI grant. Grant B was made once our SEC filings became current and was designed to serve as the regular annual long-term incentive grant for 2014.

•	Introduced relative Total Shareholder Return as a component of our Grant B LTI award.

In addition, the Board and Compensation Committee believe our executive compensation program is aligned with the pay practices of our peer group and effective corporate governance practices, including:

•	Approved a target incentive increase to one NEO.

•	Approved a payout of 94% of target for the 2014 PIP.

•
Approved the establishment and payout of one-time awards to two NEOs in recognition of their sustained leadership throughout the Prior Restatement process and the resumption by Phoenix of its status as a current SEC filer.

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ADVISORY APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

WHAT WE DO	WHAT WE DO NOT DO
- Pay for performance	- Provide employment agreements to NEOs
- Maintain performance-based variable compensation	- Permit hedging or pledging of Company's securities
- Apply/enforce a clawback policy to a broader group effective 2013 that applies to all incentive plans	- Reprice equity awards
- Gross up for excise taxes upon a change-in-control
- Maintain stock ownership guidelines	- Gross up for income taxes on executive perquisites or benefits
- Limit perquisites
- Utilize double-trigger change-in-control provisions
- Engage an independent compensation consulting firm
- Maintain dialog with shareholders and consider feedback into incentive plan design

As discussed in more detail in the CD&A, our compensation decisions for 2014 reflect our ongoing commitment to pay for performance and strongly align the interests of our leadership team with those of our shareholders

Although the Say on Pay vote is nonbinding, the Board and the Compensation Committee value the opinions of our shareholders, and will consider the outcome of the vote when making future compensation decisions for our NEOs.

The Board recommends that the shareholders vote “FOR” the following nonbinding resolution: “RESOLVED, that the shareholders hereby approve the compensation paid to the Company’s NEOs, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K including the CD&A, compensation tables and narrative executive compensation discussions disclosed in this Proxy Statement.”

67

INFORMATION ON STOCK OWNERSHIP

INFORMATION ON STOCK OWNERSHIP
Directors and Executive Officers
The table below shows the beneficial ownership of our Common Stock by each director, and by each of the executive officers in the Summary Compensation Table shown on page 50 of this Proxy Statement, and by all directors, director nominees and executive officers as a group. Unless otherwise indicated in a note, each person listed in the table owns the shares shown directly with sole voting and investment power.

The table also details ownership of RSUs whose conversion into shares is not contingent upon any performance-based criteria, including RSUs elected to be received in lieu of cash and RSUs elected or required to be deferred until following termination of employment. For information about RSUs, see column (h) of the Outstanding Equity Awards at Fiscal Year-End table on page 54. Since neither the directors nor the officers have power to vote the shares underlying their RSUs (unless the shares underlying the RSUs are held in a Rabbi trust) or power to sell, transfer or encumber their RSUs (except in some cases, for transfers to immediate family members or to a trust for those members’ benefit), for purposes of this table, no RSU is counted as beneficially owned by such director or officer.

Name of Beneficial Owner	Shares Beneficially Owned(1)(2)		Options Exercisable Within 60 Days(1)(3)	Restricted Stock Units(1)(4)	Total(1)(5)	Percentage of Common Stock(6)
Martin N. Baily	12,005		—	—	12,005	*
Arthur P. Byrne	29,281		—	—	29,281	*
Sanford Cloud Jr.	13,408		—	—	13,408	*
Gordon J. Davis	5,023		—	—	5,023	*
John H. Forsgren	10,058		—	—	10,058	*
Ann Maynard Gray	8,105		—	—	8,105	*
Augustus K. Oliver, II	18,808		—	—	18,808	*
Westley V. Thompson	1,227		—	—	1,227	*
Arthur F. Weinbach	22,733		—	—	22,733	*
Edward W. Cassidy (7)	9,654		6,058	565	16,277	*
Peter A. Hofmann (8)	9,465		4,938	—	14,403	*
Bonnie J. Malley (9)	11,550		5,122	—	16,672	*
James D. Wehr (10)	37,525		5,608	—	43,133	*
Christopher M. Wilkos (11)	8,963		2,206	—	11,169	*
All directors, director nominees and executive officers as a group (18 people) (12)	198,666	(13)	27,646	565	226,877	3.95%

*	Less than one percent

(1)
With the exception of Messr. Davis, all holdings are stated as of March 20, 2015, and are rounded to the nearest whole number. Mr. Davis's holdings are stated as of May 22, 2014, which is the date he left the Company, and October 3, 2012 which is the date of the latest Form 4 filed with the SEC and other information available to the Company.

(2)
In the case of the executive officers, the figures include share equivalents held in the 401(k) Plan. In the case of the directors, the figures include vested RSUs with associated shares of common stock held in a Rabbi trust with pass through voting rights.

(3)	Reflects the number of shares that could be acquired under options exercisable within 60 days of March 20, 2015.

(4)
Reflects those RSUs outstanding whose conversion into shares is not contingent upon any performance-based criteria. Except as noted in Note 2 above, directors and officers do not have the power to vote the shares underlying the RSUs.

(5)
Represents the sum of the total shares beneficially owned, the shares underlying options exercisable within 60 days of March 20, 2015 and the shares into which the RSUs will be converted if the applicable service-based conditions for vesting and issuance are met.

(6)	Reflects, as a percentage of our outstanding Common Stock (5,750,880 shares as of March 20, 2015), the total of the first two columns.

(7)	Includes 4,791 share equivalents held in the 401(k) Plan.

(8)	Includes 2,198 share equivalents held in the 401(k) Plan.

(9)	Includes 3,310 share equivalents held in the 401(k) Plan.

(10)	Includes 4,455 share equivalents held in the 401(k) Plan.

(11)	Includes 2,376 share equivalents held in the 401(k) Plan.

(12)	Messr. Davis's numbers are not reflected in the total row (last row in the table) because he was no longer serving as an officer or director on March 20, 2015.

(13)	Includes 18,734 share equivalents held in the 401(k) Plan.

68

INFORMATION ON STOCK OWNERSHIP

Certain Shareholders
The following table lists the beneficial owners known to the Company as of March 20, 2015 of more than 5% of our Common Stock. In furnishing the information below, the Company has relied on information filed with the SEC by the beneficial owners reflecting beneficial ownership as of December 31, 2014.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Common Stock
Wellington Management Group LLP 280 Congress Street Boston, MA 02210	500,277	(1)	8.78%	(1)
Toscafund Asset Management LLP 90 Long Acre, 7th Floor London, England WC2E 9RA	351,863	(2)	6.17%	(2)
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	343,736	(3)	6.00%	(3)
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	337,748	(4)	5.93%	(4)
State Farm Mutual Automobile Insurance Company and related entities One State Farm Plaza Bloomington, IL 61710	296,479	(5)	5.15%	(5)

(1)	Based on a Schedule 13G filed with the SEC on February 12, 2015 by Wellington Management Group.

(2)	Based on a Schedule 13G/A filed with the SEC on February 13, 2015 by Toscafund Asset Management LLP.

(3)	Based on a Schedule 13G/A filed with the SEC on January 30, 2015 by BlackRock, Inc.

(4)	Based on a Schedule 13G/A filed with the SEC on February 5, 2015 by Dimensional Fund Advisors LP.

(5)	Based on a Schedule 13G filed with the SEC on February 4, 2015 by State Farm Mutual Automobile Insurance Company.

Section 16(A) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our Common Stock. Based on our records and on information provided by our directors and our executive officers, we believe that during the fiscal year ending December 31, 2014, all of our directors and executive officers timely met such filing requirement.

69

OTHER INFORMATION

OTHER INFORMATION
Information Lines
If you have questions about this Proxy Statement or the 2015 Annual Meeting, please call Phoenix Investor Relations at 860-403-7100. If you have other questions related to your shares or status as a shareholder, please call Computershare toll-free at 800-490-4258.

Transfer Agent
You may write to our transfer agent, Computershare, at the following address:

The Phoenix Companies, Inc.
c/o Computershare
P.O. 30170
College Station, TX 77842-3170
www.computershare.com

Incorporation by Reference
If you have received a copy of the Notice or this Proxy Statement by mail or electronically, you may receive a copy of any document referenced or incorporated by reference herein without charge. We will respond to any such request within one business day of our receipt of the request and provide the documentation by first class mail or an equally prompt means of delivery. If you would like to make such a request, please contact our Corporate Secretary by e-mail to corporate.secretary@phoenixwm.com or by mail to:

Corporate Secretary
The Phoenix Companies, Inc.
One American Row
P.O. Box 5056
Hartford, Connecticut 06102-5056

All URLs referred to in this Proxy Statement are intended to be inactive textual references only. They are not intended to be active hyperlinks to any web site. The information on any web site which might be accessible through a hyperlink resulting from this or any other URL referenced in this Proxy Statement is not intended to be part of this Proxy Statement and is not incorporated herein by reference.

70

CC6B © 2015 The Phoenix Companies, Inc.

Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 P.M., Eastern time, on May 13, 2015.
Vote by Internet
• Go to www.envisionreports.com/PNX
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in ☒ this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, OR WISH TO CHANGE YOUR VOTE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends that shareholders vote “FOR” all nominees for election as directors, and “FOR” Proposals 2 and 3.

Proposal 1 - Election of Directors	For	Against	Abstain
Nominees:
01-Sanford Cloud, Jr.	¬	¬	¬
02-Augustus K. Oliver, II	¬	¬	¬
03-Westley V. Thompson	¬	¬	¬

	For	Against	Abstain		For	Against	Abstain
Proposal 2 -Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.	¬	¬	¬	Proposal 3–Adoption of the nonbinding, advisory resolution to approve the compensation of our Named Executive Officers (“Say on Pay”).	¬	¬	¬

B Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
Mark the box to the right ¬ if you plan to attend the Annual Meeting.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign this proxy exactly as name appears above. When shares are held by joint tenants, both must sign. When signing as the shareholder’s attorney, administrator, trustee or guardian, please give full title as such. A proxy executed by a corporation or other company should be signed in its name by its authorized officers. Please see below.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

ADMISSION TICKET
The Phoenix Companies, Inc.
2015 Annual Meeting of Shareholders
Thursday, May 14, 2015
10 a.m. Eastern time at
One American Row
Hartford, CT
Please retain this portion of the Proxy Card if you wish to
attend the Annual Meeting of Shareholders in person.
You must present this portion of the Proxy Card at the door for admission.
Seating will be on a first-come, first-served basis
and you may be asked to present valid picture identification before being admitted. Cameras, recording equipment and other electronic devices will not be permitted at the meeting.
ADMISSION TICKET
The Phoenix Companies, Inc.
Notice of Annual Meeting of Shareholders – Thursday, May 14, 2015
The Annual Meeting of Shareholders will be held on Thursday, May 14, 2015 at 10 a.m., Eastern time, at our offices at One American Row, Hartford, CT. Only shareholders of record at the close of business on March 20, 2015 will be entitled to vote at the meeting.

By Order of the Board of Directors
John T. Mulrain
Corporate Secretary

Important notice regarding the internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2014 Annual Report to Shareholders are available at www.envisionreports.com/PNX
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, OR WISH TO CHANGE YOUR VOTE,
FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — THE PHOENIX COMPANIES, INC.
Proxy for Annual Meeting of Shareholders on Thursday, May 14, 2015
This proxy is solicited on behalf of the Board of Directors
The undersigned hereby appoints John H. Beers and John T. Mulrain, or either of them, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Shareholders of The Phoenix Companies, Inc. to be held on Thursday, May 14, 2015 at 10 a.m., Eastern time, and at any adjournment or postponement thereof, and to vote, on the proposals set forth on the reverse side and on such matters as may properly come before the meeting or any adjournment or postponement thereof, the number of shares the undersigned would be entitled to vote if personally present.
Signing, dating and returning this proxy card will have the effect of revoking any proxy card you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.
THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. THIS PROXY WILL ALSO BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR THROUGH THE INTERNET.
(Continued and to be marked, dated and signed, on the other side.)